As filed with the Securities and Exchange Commission on September 16, 2009

Registration No. 333-157304

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6 to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WINDTAMER CORPORATION
(Exact name of registrant as specified in its charter)

New York	3510	16-1610794
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

6053 Ely Avenue
Livonia, New York  14487
Telephone: (585) 346-6442
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gerald E. Brock
Chief Executive Officer
WindTamer Corporation
6053 Ely Avenue
Livonia, New York  14487
Telephone: (585) 346-6442
Facsimile: (585) 346-3062

With a copy to:

Woods Oviatt Gilman LLP
2 State Street
700 Crossroads Building
Rochester, New York  14614
Attention: Gregory W. Gribben, Esq.
Telephone: (585) 987-2800
Facsimile: (585) 454-3968

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of Registration fee
Common Stock $.0001 par value	9,500,000	$1.00	$9,500,000	$530.10
			Total	$530.10

(1) The price provided is the price at which the selling stockholders will sell the offered securities until the Company’s common stock is quoted on the OTC Bulletin Board.  Thereafter, the selling stockholders will sell at the prevailing market price or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the Selling Stockholders are soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

September 16, 2009

PROSPECTUS (SUBJECT TO COMPLETION)

WINDTAMER CORPORATION
Shares of Common Stock

This prospectus relates to the resale of up to 9,500,000 shares of common stock held by the selling stockholders. The selling stockholders listed on page 24 may sell the shares from time to time.

There is no public trading market for our common stock. A registered broker-dealer has filed a Form 211 with the Financial Institution Regulatory Authority on our behalf that would permit our common stock to be quoted for trading on the OTCBB, but we cannot be sure that such an effort will be successful.

The selling stockholders will sell the common stock registered hereunder at a price of $1.00 per share until our common stock is quoted on the OTC Bulletin Board.  Thereafter, the selling stockholders will sell at prevailing market prices or privately negotiated prices.  The price of $1.00 is the last price at which the Company’s common stock was sold in the private placement ended July 14, 2009, completed pursuant to Section 3(b) and Rule 505 of Regulation D thereunder, as more fully described in the section entitled “Recent Transactions Affecting Equity” below.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 2.

Our principal executive offices are located at 6053 Ely Avenue, Livonia, New York. Our phone number is (585) 346-6442.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED ANY OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [____] , 2009.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	2
USE OF PROCEEDS	8
DILUTION	8
PRICE RANGE OF COMMON STOCK	8
DIVIDEND POLICY	8
COMPANY OPERATIONS	9
RECENT TRANSACTIONS AFFECTING EQUITY	11
BUSINESS	12
LEGAL PROCEEDINGS	18
OUR MANAGEMENT	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
SELLING STOCKHOLDERS	23
PLAN OF DISTRIBUTION	27
SHARES ELIGIBLE FOR RESALE	28
DESCRIPTION OF SECURITIES	28
LEGAL MATTERS	30
EXPERTS	30
WHERE YOU CAN FIND ADDITIONAL INFORMATION	30

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THOSE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES.

PROSPECTUS SUMMARY

You should read this Prospectus Summary together with the more detailed information contained in this prospectus, including the risk factors and financial statements and the notes to the financial statements. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include those discussed in the Risk Factors section and elsewhere in this prospectus.

From inception (March 30, 2001), through June 30, 2009 the Company had incurred development stage losses of $2,872,083 and a stockholders' deficit of approximately $64,142. During the period from inception through June 30, 2009, the Company had negative cash flows from operations of $1,473,773. The auditors report for the fiscal year ended December 31, 2008 is qualified as to the Company's ability to continue as a going concern. Management estimates the Company needs between at least $1.5 million and $2.5 million of additional capital from the anticipated commencement of sales of its products or additional financing to sustain it operations over the next 12 months.

COMPANY OVERVIEW

We are an independent developer of wind turbine technology. We have developed a new type of wind turbine called the "Wind Tamer™." Our patented technology is new to the wind turbine industry. Based on the results of our testing and publicly available data of conventional wind turbine technology, we believe that our technology is a more efficient way to harness wind energy than currently used in the industry and will allow us to offer a product that will allow wind energy to better compete with other forms of energy in power generation. We plan to develop our product for use in power generation in the residential, commercial, governmental, industrial, recreational, portable and low-head hydro renewable energy markets and transportation markets. We intend to market our technology worldwide through manufacturing, distribution and licensing arrangements.

We were incorporated in New York on March 30, 2001, under the name Future Energy Solutions, Inc. In November 2008, we changed our name to WindTamer Corporation. Our founder, Gerald E. Brock, invented the "Wind Tamer™" wind turbine in 2002. In December 2003, Mr. Brock was issued a patent for the Wind Tamer turbine technology, which was assigned to us. We also have five patent applications pending in the U.S. related to the original patented technology. We plan to seek international patent protection for our technology.

Since 2002, we have produced numerous working prototypes of the Wind Tamer turbine utilizing our patented technology and have collected a variety of test data related to the performance of the machine. To date, we have focused on research and development of our patented technology and production of Wind Tamer prototypes. We have not yet begun large scale manufacturing of the machine.  We are continually working to improve on our technology

We have begun working with component manufacturers to build our first production models.  We intend to begin working with distributors for the Wind Tamer for domestic sale and to license our technology for manufacture and distribution overseas.  We have begun  manufacturing production models and we plan to begin selling units in the third quarter of 2009. Once we have started sales, we plan to pursue licensing opportunities later in 2009.  At this time, however, we have no definitive distribution or licensing agreements or arrangements to do so and there can be no assurance that we will be able to enter into successful arrangements by that time or at all.

THE OFFERING

Common stock offered

Up to 9,500,000 shares of common stock to be sold by the selling shareholders.

Common Stock to be outstanding after this offering

Approximately 98,341,000 shares of common stock. This does not include an aggregate of approximately 6,600,000 shares that are reserved for issuance pursuant to outstanding employee stock options, or future awards under our equity incentive plan, and 15,340,000 reserved for issuance pursuant to outstanding consultant stock options outside of the plan.

Use of proceeds

We will not receive any proceeds from the sale of the common stock included in this offering.

Risk Factors

An investment in our common stock is subject to significant risks. You should carefully consider the information set forth in the "Risk Factors" section of this prospectus as well as other information set forth in this prospectus, including our financial statements and related notes.

Dividend policy

We do not expect to pay dividends on our common stock in the foreseeable future. We anticipate that all future earnings, if any, generated from operations will be retained to develop and expand our business.

Plan of Distribution

There is no public trading market for our common stock. A registered broker-dealer has filed a Form 211 with the Financial Institution Regulatory Authority on our behalf that would permit our common stock to be quoted for trading on the OTCBB, but we cannot be sure that such an effort will be successful.  The shares of common stock offered for resale may be sold by the selling shareholders pursuant to this prospectus in the manner described under "Plan of Distribution."

We have applied for trademarks on certain marks which relate to our products. This prospectus also contains product names, trade names and trademarks of ours as well as those of other organizations. All other brand names and trademarks appearing in this prospectus are the property of their respective holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to the other information contained in this prospectus, investors should carefully consider the risk factors disclosed in this prospectus in evaluating an investment in our common stock. All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments are “forward-looking statements.”

These forward-looking statements include, but are not limited to, statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. We have based these forward-looking statements on certain assumptions and analyses made by us in light of our experience and on our assessment of historical trends, current conditions, expectations, and projections about expected future developments and events, as well as on other factors we believe are appropriate under the circumstances and other information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described under the heading “Risk Factors,” that may affect the operations, performance, development and results of our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements contained herein and in such incorporated documents are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including but not limited to the risk factors set forth below and for the reasons described elsewhere in this prospectus. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ. All of the forward-looking statements made in this prospectus are qualified by these cautionary statements.

RISK FACTORS

 An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase shares of our common stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occurs, our business, financial condition or results of operations could be seriously harmed. The trading price of our common stock could, in turn, decline, and you could lose all or part of your investment.

Risk Factors Concerning Our Business and Operations

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have limited operating history upon which investors may base an evaluation of our potential future performance. We have had no significant revenues to date. As a result, there can be no assurance that we will be able to develop consistent revenue sources, or that our operations will be profitable. Our prospects must be considered in light of the risks, expense and difficulties frequently encountered by companies in early stage of development.

Any forecasts we make about our operations, including, without limitation, when we will begin sales and plans for fundraising, may prove to be inaccurate.  For instance, we planned to begin sales of our products in the first half of 2009 but did not meet that goal as we continued to refine the development of our production models.  We now expect this to begin in the third quarter of 2009 although there can be no assurance that we will be successful in meeting this target. Additionally, we had planned on raising $20 million in a private placement, but we later determined to cease raising funds in that private placement after raising only $741,000.  We stopped raising funds after raising only $741,000 because we reassessed our cash needs and also determined that the appropriate focus of our executive management should be on product development rather than fundraising, and further concluded that it was not in the best interests of the Company to raise more than $741,000 at this time.

We must, among other things, determine appropriate risks, rewards and level of investment in each project, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations and financial condition.

We will need additional capital to sustain our operations and may seek further financing to accelerate our growth, which we may not be able to obtain on acceptable terms. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, including our ability to enter our proposed markets, attract customers, and deliver our product in the targeted electrical power production markets, is our limited capitalization compared to other companies in the industry.

We will need additional capital to bring our operations to a sustainable level over the next twelve months.  We raised $741,000 in our recent private placement completed July 14, 2009 and received $833,000 in early July 2008 from the exercise of stock options by certain optionholders.  After consideration of our then-current financial situation and the appropriate focus of our executive management on product development rather than fundraising, it was determined that no further funds were required to be raised at that time.  However, if we are unable to generate any additional needed capital from our planned operations, we will need to seek additional financing.  We may also seek additional financing to accelerate our growth.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock. If we raise additional capital through issuance of debt, this will result in increased interest expense.  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business could suffer if we are unable to raise additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

The auditors report for the fiscal years ended December 31, 2008 and 2007 is qualified as to the Company's ability to continue as a going concern.

 Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited annual financial statements as of and for the years ended December 31, 2008 and 2007, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.  We are a development stage company and have had no significant revenues to date.  The lack of sales and recurring losses from operations raise substantial doubt about our ability to continue as a going concern.  The presence of the going concern explanatory paragraph may have an adverse impact on the relationships we are developing and plan to develop with third parties as we launch the commercialization of our products and could make it challenging and difficult for us to raise additional financing, especially during the current global financial crisis all of which could have a material adverse impact on our business and prospects and result in a complete loss of your investment.

We depend on our founder and will need to attract and retain key management and employees to grow our business and manage our growth.

Our future success is largely dependent upon our founder, Gerald Brock. The loss of Mr. Brock through injury, illness or death could result in the investment of significant time and resources for replacing him. At this time we have no key person life insurance for Mr. Brock. The loss of Mr. Brock’s services would very likely have a serious impact and adverse effect on our business, financial condition and results of operations, and an investment in our stock.

There is also no assurance that as we grow, we can successfully manage our growth or that we can attract the new talent that will be necessary to run the Company at a high level. We presently have only 4 employees. In order to grow as contemplated in our business plan, we must recruit and retain additional qualified senior-management personnel. Our failure to manage our growth could adversely affect our planned business. Competition is intense for highly skilled personnel in our industry and, accordingly, no assurance can be given that we will be able to hire or retain sufficient competent personnel or successfully manage our growth.

We depend on outside consultants with whom we do not have agreements which could have an adverse effect on our business if they were to discontinue providing services.

We are a development stage company and have only 4 employees.  We have utilized the services of outside consultants to assist in developing and implementing our business plan and operations.  These consultants have assisted us primarily with the assembly, construction and design of Wind Tamer turbine prototypes and production models, and component parts related thereto, the development and planning of manufacturing and distribution logistics and strategy, and advice and assistance on our management structure, business development and product marketing strategy.  We do not have long-term agreements with them to perform services for us and they could stop providing services for us at any time.  As a result,   if several of these consultants were to discontinue providing services for us before we are able to hire additional full-time employees or make arrangements with additional consultants, it would have an adverse effect on our business.

Our Chief Operating Officer recently resigned, which could have a material adverse affect on our business.

Our prior Chief Operating Officer, John Schwartz, resigned from his position at the Company on August 21, 2009.  Mr. Schwartz’s workload is being reallocated among our current employees as we seek a replacement for Mr. Schwartz.  However, we have only four employees to perform the duties previously fulfilled by Mr. Schwartz.  Having such a limited number of employees may make it more difficult for the Company to perform the duties previously performed by Mr. Schwartz.  There can be no assurance that any or all of such duties will be performed to the extent previously performed by Mr. Schwartz or performed at all, which may have a material adverse affect on our business.

We face competition from several sources, which may make it more difficult to introduce Wind Tamer into the electrical power generation market.

The power generation and renewable energy markets in which we plan to compete are rapidly evolving and intensely competitive. We face formidable competition from traditional and well-capitalized fossil-fueled generator manufacturers and distributors as well as from established conventional wind turbine manufacturers and distributors. These competitors include market-specific retailers and specialty retailers. Many of these competitors have longer operating histories, large customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we have. They may be able to operate with a lower cost structure, and may be able to adopt aggressive pricing policies that make it difficult for us to penetrate our target markets. Competitors in both the traditionally powered generator markets, including fossil-fueled generators, and the conventional wind turbine powered generator markets also may be able to devote far greater resources to technology development and marketing than we can.

We may not be successful in developing and sustaining the alliances necessary for the successful penetration of our target markets.

Our business plan contemplates that we establish and sustain relationships with manufacturers or third-party wholesalers or retailers for the production and marketing of Wind Tamer. We have begun establishing manufacturing relationships and we are pursuing relationships to market our products.  There can be no assurance that we will be successful in developing or sustaining the necessary relationships. If we are not successful in securing or sustaining these critical alliances on reasonable terms, we may not generate sufficient revenue to conduct our operation or become profitable.

Our agreement with an early stage company for the order of some of our initial turbines contains uncertainty regarding an exclusivity provision which could have an adverse effect on our growth and development, and we could be deemed in breach of the agreement and required to return payments made to us.

We have entered into an agreement with an early stage company which plans to offer WindTamer turbines to its customers, to produce a 15kWh prototype wind turbine unit.  The agreement also calls for the order of 1,000 turbines from us and provides the customer with an exclusive right to purchase from us all 15kWh and larger wind turbines for wind farms and industrial uses and development for an undefined period.  The agreement contemplated the 15kWh prototype would be delivered by May 30, 2009, but we have not yet delivered the 15kWh prototype.  In April 2009 we also granted the customer an option for 60 days to enter into an exclusive license agreement with us for 50 years for the sale of our 15 kWh wind turbines and larger upon the payment of a $6.0 million license fee. The option was subject to extension if our due diligence provided to them was not reasonably acceptable. Alternative Wind Resources, LLC paid a $10,000 fee for the option but has not paid the $6.0 million license fee. We received a letter from the customer dated September 10, 2009 purporting to terminate the agreement based on our failure to deliver the prototype, and the option based on the failure to provide due diligence, and demanding the return of $60,000 provided to the Company. The Company plans to proceed to terminate the agreements and to dispute these requests although there can be no assurance that it will be successful. If we are not successful in disputing the claims we may be required to return the $60,000 in payments which could have a material adverse effect on our capital plans over the next twelve months, and could require that we raise additional capital sooner than planned if we are not able to generate sufficient capital from operations.

If the agreement or option is not ultimately deemed terminated, the exclusivity provision could limit our ability to expand our customer base in these markets in the future which also could have an adverse effect on our growth and development.

If we are unable to adopt or incorporate technological advances into our products, our proposed business could become uncompetitive or obsolete and we may not be able to effectively compete with the alternative products.

We expect that technological advances in the processes and procedures for harnessing wind energy will continue to occur. As a result, there are risks that alternative products to the Wind Tamer could be developed for generating electricity. These advances could also allow our competitors to produce wind turbines with better efficiency and at a lower cost than us. In addition, processes and methods for harnessing renewable energy are also continually under development. If we are unable to adopt or incorporate technological advances, our wind turbines could be less efficient than methods developed by our competitors, which could cause our business to be uncompetitive.

If we fail to protect our intellectual property, our planned business could be adversely affected.

Our viability will depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish our product from our competitors’ products and services. To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures, copyright, trademark and patent laws.

We hold a United States patent for the design of our Wind Tamer power generator wind turbine. We also have five pending patent applications related to the original technology and for which we plan to make foreign filings. In addition, we are developing a number of new innovations for which we intend to file patent applications. No assurance can be given that any of these patents will afford meaningful protection against a competitor or that any patent application will be issued. Patent applications filed in foreign countries are subject to laws, rules, regulations and procedures that differ from those of the United States, and thus there can be no assurance that foreign patent applications related to United States patents will issue. If these foreign patent applications issue, some foreign countries provide significantly less patent protection than the United States. The status of patents involves complex legal and factual questions and the breadth of claims issued is uncertain. Accordingly, there can be no assurance that our patents, and any patents that may be issued to us in the future, will afford protection against competitors with similar technology. No assurance can be given that patents issued to us will not be infringed upon or designed around by others or that others will not obtain patents that we would need to license or design around.  We are not aware of any infringement by us or broad claims against which we may infringe. However, if such an infringement claim is brought against our technology and is successful, such claimants could require us to obtain licenses and there can be no assurance that any necessary licenses would be available on reasonable terms, if at all.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Unauthorized use of our proprietary technology could harm our business. Litigation to protect our intellectual property rights can be costly and time-consuming to prosecute, and there can be no assurance that we will be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our technology does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur which could have a material adverse effect on our business.

Our planned business will be heavily reliant upon patented and patentable technology for wind turbine power generators and related intellectual property. In the event that products we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or obtain a license for the manufacture and/or sale of such products. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business. Moreover, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. In addition, if our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business.

If our products and technology do not achieve market acceptance, we may not generate sufficient revenue to conduct our operations or become profitable.

We are a development stage company and have generated no significant revenues to date. Although we have patented the technology used in the Wind Tamer, we have just begun attempts to market our products. We cannot assure you that a sufficient number of customers will purchase our products. The failure of the Wind Tamer or other products we develop to be accepted in the commercial marketplace would have a material adverse effect on our business. Our technology and products may not compete with conventional wind turbines and other technologies, including fossil-fueled generators, on the basis of performance and cost or to achieve market acceptance. This failure to compete could also have a material adverse effect on our business.  As a result, the value of your investment could be significantly reduced or completely lost.

The expiration or cancellation of federal tax benefits and state regulatory benefits for renewable energy generation would adversely affect our development.

Financial incentives to purchasers of our wind turbines will be helpful in our development and growth.   In its Small Wind Turbine Global Market Study, the American Wind Energy Association in June 2008 concluded that the single most effective driver for the wind power industry has been, and continues to be, financial incentive programs offered by select states. A small number of states have reduced their incentive levels on a per-project basis in order to cut costs while assisting the same (or larger) amount of consumers, while other states have increased their incentive programs with funds from the American Recovery and Reinvestment Act passed in February 2009.  The state incentive programs are supplemented by additional federal support for the wind power industry.  For instance, there is a Federal Investment Tax Credit of 30% for the purchase and installation of qualifying small wind electric systems.  This credit is currently scheduled to expire on December 31, 2016. Additionally, there is a Federal Production Tax Credit, which provides a $.021 per kWh benefit for the first 10 years of facilities operation which is currently set to expire on December 31, 2013. These credits can help make wind turbines more attractive than other power generation products.  States offering financial incentives include, for instance, New York State which currently offers cash rebates that range from $2,400 to $150,000 for installation of small-wind energy turbines depending on the size and location.  This rebate is scheduled to expire on December 31, 2009. Other specific state incentive programs include: a 100% personal property tax exemption for eligible properties in Michigan which is currently set to expire December 31, 2012; a rebate program in California for wind systems up to 50kW with an incentive of $2.50/W for the first 7.5 kW and $1.50/W for increments between 7.5 kW and 30 kW which currently has no expiration date; and a 15% personal tax credit for taxpayers with renewable energy systems installed at their primary residence in Massachusetts which currently has no expiration date.

Since we have only just begun to market our products and have a limited operating history, we cannot be sure that these incentives will help our products compete with other power generation products. As a result, there can be no assurance that they will be helpful. Additionally, if these incentives or similar incentives in one or more states or the federal government are repealed, reduced or not renewed, demand for our products and future development efforts would be adversely affected. Furthermore, the current economic crisis could make the repeal, reduction, or non-renewal of these incentives by certain states or the federal government more likely.

Deteriorative changes in the currently reported condition of the small wind energy industry market would adversely affect our development.

Several factors have helped the renewable energy markets, including the small wind energy markets.  These factors include, policy support from the state and federal legislatures, rising and volatile prices of conventional electricity, consumer education, and an increased public concern for environmental issues which favor continued development.  There can be no assurance that these conditions will continue to exist throughout our development and continued operation.  As a result, it is possible that these conditions could deteriorate or worsen in a manner that would adversely affect demand for our planned products and future development efforts.  Furthermore, the current economic crisis could make the deterioration of the conditions of the small wind energy industry market more likely.

We will initially rely on independent manufacturers and suppliers for our products which could delay our progress and later cause delay and damage customer relationships.

We plan to target power generator manufacturers and wholesalers to form alliances for the mass production and distribution of our products. We currently have no large scale manufacturing capabilities. If we are unable to reach satisfactory arrangements to begin building our products, our business could be adversely affected. Furthermore, once we enter into such relationships, we may not have long-term written agreements with any third-party manufacturers or suppliers. At this time we have no such long-term written agreements.  As a result, any of these manufacturers or suppliers could unilaterally terminate their relationships with us at any time. Establishing relationships with new manufacturers would require a significant amount of time and would cause us to incur delays and additional expenses, which would also adversely affect our business and results of operations.

In addition, a manufacturer’s failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements for customers for those items. This, in turn, may cause customers to cancel orders, refuse to accept deliveries or demand reduced prices. This could adversely affect our business and results of operations.

Risk Factors Concerning Investment In Our Company

There is currently no public market for our shares, and if an active market does not develop, investors may have difficulty selling their shares.

There is currently no public trading market for our common stock. A registered broker-dealer has filed a Form 211 with the Financial Industry Regulatory Authority on our behalf that would permit our common stock to be quoted for trading on the OTCBB.  However, the filing of the Form 211 does not guarantee that our common stock will be quoted on the OTCBB, and we cannot be sure that such an effort will be successful. If and when our stock does begin trading, we cannot predict the extent to which investor interest in the Company will lead to the development of an active trading market or how liquid that trading market might become. If a trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive. As a result, an investment in our common stock may be illiquid and investors may not be able to liquidate their investment readily or at all when they desire to sell.

Our common stock is deemed to be a “Penny Stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

The SEC has adopted regulations that define a “penny stock,” generally, to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. This designation requires any broker or dealer selling our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of shareholders to sell their shares.

There is limited liquidity in our shares.

The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control. These factors include:
•	the announcement of new products or product enhancements by us or our competitors;
•	developments concerning intellectual property rights and regulatory approvals relating to Wind Tamer;
•	quarterly variations in our results or the results of our competitors;
•	developments in our industry and target markets;
•	general market conditions and other factors, including factors unrelated to our own operating performance.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our common stock, which could cause a decline in the value of our shares. Price volatility may be worse if trading volume of our common stock is low.

We may issue additional shares of common stock in the future, which could cause dilution to all shareholders.

We have a large amount of authorized but unissued common stock which our Board of Directors may issue without stockholder approval.  We will need additional capital to bring our operations to a sustainable level over the next twelve months, and may seek this capital in the form of equity financing.  We may also seek to raise additional equity capital in the future to fund business alliances, develop new prototypes, and grow our manufacturing and sales capabilities organically or otherwise. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

We are controlled by a principal stockholder who may exert significant control over us and our significant corporate decisions in a manner adverse to your personal investment objectives, which could depress the market value of our stock.

Gerald E. Brock, our Chief Executive Officer, is the largest beneficial owner of our stock. Through his personal holdings and shares over which he is deemed to have beneficial ownership, he beneficially owned approximately 50.7% of our outstanding shares as of August 28, 2009. Through this beneficial ownership, Mr. Brock can significantly influence the election or removal of our directors and the outcome of all matters submitted to a vote of our stockholders, including amendments to our certificate of incorporation and bylaws and approval of mergers or sales of substantially all of our assets. The interest of our principal stockholder may conflict with interests of other stockholders. This concentration of ownership may also harm the market price of our common stock by, among other things:

•	delaying, deferring or preventing a change in control of our company;
•	impeding a merger, consolidation, takeover or other business combination involving our company;
•	causing us to enter into transactions or agreements that are not in the best interests of all of our stockholders; or
•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Our Restated Certificate of Incorporation and the New York Business Corporation Law contain provisions that could discourage a takeover that shareholders may consider favorable.

Our basic corporate documents and the New York Business Corporation Law contain provisions and authorized but unissued shares that might enable our management to resist a takeover. These provisions might discourage, delay or prevent a change in control of the Company or a change in our management.

Our Restated Certificate of Incorporation provides for a classified Board of Directors, with each class of directors subject to re-election every three years. This classified board, will have the effect of making it more difficult for third parties to insert their representatives on our Board of Directors and gain control of the Company.

The Restated Certificate of Incorporation also provides that neither the Company’s Bylaws nor Certificate of Incorporation provisions addressing, among other provisions, the Classified Board of Directors or removal of directors, may be amended, altered, or repealed by shareholders unless approved by an affirmative vote of in excess of 66 2/3% of the shares of Common Stock that are issued and outstanding at the time of any such proposed amendment, alteration, or attempt to repeal. As such, it is unlikely that the above-described provisions contained in the Restated Certificate of Incorporation will be amended, altered, or repealed.

Under our Restated Certificate of Incorporation, our Board of Directors also has the power, without shareholders’ approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock which could be issued as a defensive measure in response to a takeover, such as issuing preferred stock with greater voting rights than the common stock.  In doing so our Board of Directors may determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series, the number of shares of the series, the dividend rights, conversion rights, voting rights, and the rights and terms of redemption and liquidation preferences, which could have preferences and priority over holders of our common stock with respect to these rights.

In addition, our Board of Directors may authorize the issuance of a substantial number of authorized but unissued shares of common stock, approximately 402,000,000 common shares, without action by our shareholders.  The issuance of this substantial number of additional common shares may be used as an anti-takeover device without further action on the part of the shareholders.  Such issuance may dilute the voting power of existing holders of common shares.

These provisions and our authorized but unissued shares could discourage proxy contests and make it more difficult for you and other shareholders to elect directors and take other corporate actions, and could limit the price that investors might be willing to pay in the future for shares of our common stock, or discourage transactions that shareholders may consider favorable.

USE OF PROCEEDS

The selling shareholders will receive the proceeds from the resale of the shares of common stock. We will not receive any proceeds from the resale of the shares of common stock by the selling shareholders.

DILUTION

Dilution represents the difference between the offering price of the shares of common stock and the net tangible book value per share of common stock immediately after completion of the offering.  The shares of common stock offered hereunder will be sold by the selling stockholders at a price of $1.00 per share until the Company’s common stock is quoted on the OTC Bulletin Board.  Thereafter the selling stockholders will sell at prevailing market prices.  The net tangible book value per share of the Company’s common stock prior to the offering hereunder is $0.01 per share, and after computation of the offering hereunder will be $0.01 per share, determined by dividing the net tangible book value (tangible assets minus liabilities) by the number of shares of common stock outstanding. This calculation assumes 98,341,000 shares outstanding after the exercise of stock options to purchase 16.6 million shares.

PRICE RANGE OF COMMON STOCK

There is no public trading market for our common stock. A registered broker-dealer has filed a Form 211 with the Financial Institution Regulatory Authority on our behalf that would permit our common stock to be quoted for trading on the OTCBB, but we cannot be sure that such an effort will be successful.

As of August 28, 2009 (unaudited), we had 98,341,000 shares of common stock issued and outstanding. Of those shares, 49,490,000 shares are held by Gerald Brock, our Chief Executive Officer, Chief Financial Officer, and a Director.

As of August 28, 2009 (unaudited), there were 202 holders of record of our common stock.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate that we will pay dividends in the foreseeable future. We intend to use any future earnings primarily for the expansion of our business. Any future determination as to the payment of dividends will be subject to applicable limitations, will be at the discretion of our Board of Directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by our Board of Directors.

COMPANY OPERATIONS

The following discussion should be read in conjunction with the historical financial statements and the related notes and the other financial information included elsewhere in this prospectus.  This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of any number of factors, including those set forth under “Risk Factors” and under other captions contained elsewhere in this prospectus.

Overview

We are a development-stage company that plans to provide wind powered generators for the production of electrical power. We plan to market the generators for use in residential and commercial electrical power production.

We were formed in 2001. To date our operations have consisted of research and development activities.   We have had no significant revenues to date. During this time we have focused on research and development of our patented technology and production of Wind Tamer prototypes. We have collected a variety of test data related to the performance of the machine. We have not yet begun large-scale manufacturing of the machine or marketing it to customers.

In the future, we intend to develop Wind Tamer units of several sizes and capabilities for the residential, commercial, industrial, recreational, portable and low-head hydro renewable energy markets and transportation markets.  We believe our wind turbine technology will reduce the costs and increase the efficiency of wind turbine electrical production and ultimately replace conventional wind turbine technology. We also believe that our current Wind Tamer turbines are competitive with fossil-fueled generators, opening up new markets for the machine.

On November 25, 2008, we effected a 20-for-1 split of our outstanding shares of common stock resulting in there then being approximately 79,640,000 common shares outstanding. In addition, the Company’s authorized shares were increased to 500,000,000 common shares, and 5,000,000 preferred shares. The shares of preferred stock are undesignated “blank check” shares. All share and per share amounts have been retroactively restated for the stock split.

Financial Operations

The Company expects to incur substantial additional costs, including costs related to ongoing research and development activities. We have utilized the proceeds raised from our private placements conducted in 2008 and 2009 to sustain our operations and produce our Wind Tamer prototype units.  Our future cash requirements will depend on many factors, including continued progress in our research and development programs, the costs involved in filing, prosecuting and enforcing patents, competing technological and market development and the cost of product commercialization. We do not expect to generate a positive cash flow from operations at least until the commercial launch of our first products, expected in the third quarter of 2009, and possibly later if we are unable to establish satisfactory manufacturing and distribution relationships, or our products are not initially accepted by the market. Accordingly, we may require additional external financing to sustain our operations if we cannot achieve positive cash flow from our anticipated operations.  Additionally, even if we are able to achieve positive cash flow from operations following the initial launch of our planned products we may continue to seek to raise additional capital to accelerate the growth of our planned operations or build on our manufacturing and distribution infrastructure. Success in our future operations is subject to a number of technical and business risks, including our continued ability to obtain future funding, satisfactory product development, and market acceptance for our products as further described above under the heading “Risk Factors.”

Results of Operations

Three Month  and Six Month  Periods Ended June 30, 2009 Compared to Three Month  and Six Month Periods Ended June 30, 2008

We did not generate any revenue for the three or six month periods ended June 30, 2009 and 2008.

Our operating expenses for the three months ended June 30, 2009 were $826,133 as compared to the $182,481 for the three months ended June 30, 2008.  Our operating expenses for the six months ended June 30, 2009 were $1,640,534 as compared to $300,944 for the six months ended June 30, 2008, and $2,872,275 since inception.   The increase in operating expenses from the first quarter of 2008 to the same period in 2009 was due to the increase in operating activities in 2009 as compared to 2008, as we begin to build our first production models and prepare our operations to begin our first sales.  Our operating expenses have consisted primarily of compensation, consulting fees and research and development expenses. These operating expenses included selling, general and administrative expenses, or SG&A expenses, for the three months ended June 30, 2009 of $547,122 as compared to $104,933 for the three months ended June 30, 2008.  Our SG&A expenses for the six months ended June 30, 2009 were $1,249,261 as compared to $180,961 for the six months ended June 30, 2008, and $2,185,549 since inception.     The increase in operating expenses, and SG&A expenses, in 2009 over the same periods in 2008 was comprised primarily of compensation and professional fees, including stock-based compensation expense for employees and consultants of $300,483 and $750,022 in the three and six months ended June 30, 2009, respectively, compared to no stock-based compensation expenses in the first half of 2008.   We incurred net losses of $826,133 and $182,481, for the three months ended June 30, 2009 and 2008, respectively, $1,640,534 and $300,944 for the six months ended June 30, 2009 and 2008, respectively and $2,872,083, cumulative since inception.

Fiscal Year Ended December 31, 2008 Compared to Fiscal Year Ended December 31, 2007

We did not generate any revenue for the fiscal years ended December 31, 2008 or December 31, 2007.

We had no revenues for the fiscal years ended December 31, 2008, or 2007. Our operating expenses have consisted primarily of officer compensation, consulting fees and research and development expenses. Operating expenses for the fiscal year ended December 31,  2008 were $1,139,806 and $ 26,467 for the comparable period in 2007 and $1,231,741 since inception through December 31, 2008. The increase in operating expenses was due to the increase in operating activities in 2008, utilizing the proceeds of our private placement completed in July 2008.  Our SG&A expenses include costs associated with finance, accounting, administrative, legal, professional fees, marketing expenses, and other administrative costs. In addition, we have incurred expenses through the use of consultants and other outsourced service providers to take advantage of specialized knowledge and capabilities that we required for short durations of time to avoid unnecessary hiring of full-time staff.  These consulting services, provided over the last half of 2008, included assistance with our business plan, assistance in setting up our operations for product assembly and sales and assistance in setting up our management structure and business development product marketing and publicity strategies.  The Company incurred net losses of $1,139,806 and $26,467 for the fiscal years ended December 31, 2008 and 2007, respectively, and $2,872,083 cumulative since inception.

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

We have begun working with component manufacturers to build our first production models.  We intend to begin working with distributors for the Wind Tamer for domestic sale and to license our technology for manufacture and distribution overseas.  We initially plan to begin to market units from 1.8 to 15 kilowatts for residential, commercial and industrial use. We have begun manufacturing production models and we plan to begin selling units in the third quarter of 2009. Once we have started sales, we plan to pursue licensing opportunities later in 2009.  At this time, however, we have no definitive distribution or licensing agreements or arrangements to do so and there can be no assurance that we will be able to enter into successful arrangements by that time or at all.

We have utilized the proceeds we raised from our private placements conducted in 2008 and 2009 to implement our business plan and build prototypes of our WindTamer units.  We plan to utilize these remaining proceeds in the manufacture and commercialization of our products and technology.  We will also have to expand our management team and sales and marketing team to accommodate our growth and expansion. We anticipate having products ready for market in 2009 but cannot be sure that this will be the case. We plan to hire approximately 25 to 50 persons over the next 12 months in the areas of sales, administration, engineering and product assembly. During this period we plan to outsource manufacturing function to local manufacturers to begin sales which we believe will demonstrate commercial application of our planned products.

In March 2009, we entered into an agreement with Alternative Wind Resources, LLC to produce a 15kWh prototype wind turbine unit by May 30, 2009 in which it  agreed to reimburse us for engineering and materials costs for development of this larger prototype unit.  The customer also agreed to provide the Company with a purchase order for one thousand (1,000) 15kWh units within one year after delivery of the prototype. The agreement also grants Alternative Wind Resources, LLC the exclusive right to purchase all 15kWh and larger wind turbine units for wind farm and industrial uses and development. The customer provided a $50,000 deposit for the orders, but has not yet provided, and may never provide, the purchase order.  We have not yet delivered the 15kWh prototype required under the agreement.  In April 2009 we also granted the customer an option for 60 days to enter into an exclusive license agreement with us for 50 years for the sale of our 15 kWh wind turbines and larger upon the payment of $6.0 million license fee. The option was subject to extension if our due diligence provided to them was not reasonably acceptable. Alternative Wind Resources, LLC paid a $10,000 fee for the option, but never paid the $6.0 million license fee. Alternative Wind Resources, LLC, sent us a letter dated September 10, 2009 purporting to terminate the agreement and option and demanding return of the $60,000 paid under these agreements for the failure to deliver a prototype and the failure to provide due diligence requested  under the option.  We plan to proceed with termination of the agreement and option and also dispute these claims for payment although there can be no assurance that we will be successful.  If we are not successful, the claim for $60,000 could have a material adverse effect on our capital plans over the next twelve months and could require that we raise additional capital sooner than planned, if we are not able to generate sufficient capital from operations.

There can be no assurance that our management will be successful in completing our product development programs, implementing the corporate infrastructure to support operations at the levels called for by our business plan, conclude a successful sales and marketing plan with third parties to attain significant market penetration or that we will generate sufficient revenues to meet our expenses or to achieve or maintain profitability.

Liquidity and Capital Resources

As of June 30, 2009, we had a negative working capital of $122,816 as compared to $171,038 of working capital as of December 31, 2008. The decrease in working capital is attributed to the use of capital in the development of our production models and related expenses during the first half of 2009, offset by the net proceeds of $619,656 received in our private placement of common stock between February and June 30, 2009. After June 30, 2009, we received approximately $938,000 of additional capital in the completion of that private placement, as well as proceeds from the exercise of certain consultant stock options.   Our principal source of liquidity has been from our founder, and proceeds of $977,000 from a private placement of our common stock completed in 2008 and approximately $1.6 million of proceeds from two private placements conducted in 2009. Our founder, Mr. Brock, worked at the Company for a substantially reduced salary during 2007 which helped our liquidity and capital resources.  No capital contribution was made in connection with these services. Additionally, Mr. Brock paid expenses on behalf of the Company and made cash contributions totaling $23,500 from 2002 to 2003 which were treated as additional paid in capital.

We have begun implementing our plan of operation with the design and development of prototypes for our planned products.  We have also begun establishing relationships with third party manufacturers to be ready for the planned launch of commercialization of our products.  We plan to launch the commercialization of our planned products in the third quarter of 2009.  We believe that we will need additional capital to launch the commercialization of our planned products and meet anticipated demand over the next twelve months.  We raised approximately $1.6 million in private equity financing in 2009.  We believe that we will need approximately $1.5 to $2.5 million of additional capital over the next twelve months for commercialization of our products and technology needed to bring our business to a level to be able to sustain positive cash flow from operations. If we are unable to generate this amount from our planned operations, we will need to seek additional financing.  We may also seek additional financing to build internal manufacturing capacity.  We believe that we will need approximately $6.0 to $7.0 million to do so.   The common stock sold in the private placement financings will not be and has not been registered under the Securities Act of 1933, as amended, or the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.   There can be no assurance that we will be successful in raising any needed amounts on these terms for these uses or that these amounts will be sufficient for our plans.  This disclosure relating to our equity financing from private sources does not constitute an offer to sell or the solicitation of an offer to buy any of our securities, and is made only as required under applicable law and related reporting requirements, and as permitted under Rule 135c under the Securities Act.

There can be no assurance that any revenues from these planned operations will be sufficient to satisfy all of our cash requirements and implement our plan of operations for the next twelve month period.  In such event, we may need to raise additional capital through debt or equity financing. Additionally, even if we are able to achieve cash flow operations following the initial launch of our planned products we may seek to raise additional capital to accelerate the growth of our planned operations or build on our manufacturing and distribution infrastructure.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited annual financial statements as of and for the years ended December 31, 2008 and 2007, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. There is substantial doubt about our ability to continue as a going concern as the continuation and expansion of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our products, and, finally, achieving a profitable level of operations.

The issuance of additional equity securities by us may result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations. Furthermore, our ability to raise additional capital may be made more difficult by the global financial crisis.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to shareholders.

Critical Accounting Policies

Management’s discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate these estimates, including those related to bad debts, inventories, intangible assets, income taxes, and contingencies and litigation, on an ongoing basis. We base these estimates on historical experiences and on various other assumptions that we believe are reasonable under the circumstances. These assumptions form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies and the related estimates and assumptions discussed below are among those most important to an understanding of our financial statements.

Stock Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment (“SFAS No. 123R”).  SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements.  That cost will be measured based on the fair value of the equity or liability instruments issued.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees.”  The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.  Stock-based compensation related to non-employees is accounted for based on the fair value of the related stock or options or the fair value of the services, which ever is more readily determinable in accordance with SFAS 123(R).

Management has valued the options at their date of grant utilizing the Black-Scholes Option Pricing Model.  Since there is not a public market for the Company shares, the fair value of the underlying shares was determined based on recent transactions by the Company to sell shares to third parties.  Further, the excepted volatility was calculated using the historical volatility of a similar public entity in the alternative electricity industry in accordance with Question 6 of SAB Topic 14.D.1.  In making this determination and finding another similar company, the Company considered the industry, stage of life cycle, size and financial leverage of such other entities.  Based on the development stage of the Company, similar companies with enough historical data are not available.   The Company was able to find one entity that met the industry criterion and as a result has based its expected volatility off this company’s historical stock prices for a period similar to the expected term of the option.  The company used is larger and at a later stage in its life cycle.  Our actual volatility could vary from the estimate used based on this company, which could have a material impact on future results of operations.  The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.  The expected life of options used was based on the contractual life of the option granted.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.

RECENT TRANSACTIONS AFFECTING EQUITY

During the quarter ended December 31, 2008, we issued 1,100,000 shares of common stock in private transactions under our 2008 Equity Incentive Plan. These transactions are comprised of the following:  On November 6, 2008, we issued 100,000 shares of restricted common stock to John Schwartz, under a consulting agreement with the Company and under our 2008 Equity Incentive Plan. On December 22, 2008, the Company issued to each of Ronald J. Reding and Bruce C. Caruana, consultants to the Company, 200,000 shares of our common stock at a price of $0.05 per share pursuant to options exercised by them under our 2008 Equity Incentive Plan. On December 31, 2008 we issued to Mr. Schwartz an additional 600,000 shares upon the vesting of additional shares under the November 6, 2008 stock award.

Through the date hereof in 2009, we issued 17,701,000 shares of common stock in private transactions.  These transactions are comprised of the following:  On January 27, 2009, we issued to Mr. Schwartz an additional 300,000 shares upon the vesting of additional shares under the November 6, 2008 stock award.  Between February 2 and July 14, 2009, the Company issued 741,000 shares of common stock to forty-eight purchasers in connection with a private placement of the Company’s common stock.  The shares were sold at a price of $1.00 per share for aggregate proceeds of $741,000.    On July 15, 2009, we issued 16,660,000 shares of common stock to the selling shareholders listed in this prospectus, upon the exercise of vested stock options, at the exercise price of $0.05 per share, for total proceeds of $833,000.

BUSINESS

Company Overview

We are an independent developer of wind turbine technology. We have developed a new type of wind turbine called the “Wind Tamer™” Our patented technology is new to the wind turbine industry. We believe that our technology is a more efficient way to harness wind energy than currently used in the industry and will allow us to offer a product that will allow wind energy to better compete with other forms of energy in power generation. We plan to develop our product for use in power generation in the residential, commercial, governmental, industrial, recreational, portable and low-head hydro renewable energy markets and transportation markets. We intend to market our technology worldwide through manufacturing, distribution and licensing arrangements.

We were incorporated in New York on March 30, 2001, under the name Future Energy Solutions, Inc. In November 2008, we changed our name to WindTamer Corporation. Our founder, Gerald E. Brock, invented the “Wind Tamer™” wind turbine in 2002. In December 2003, Mr. Brock was issued a patent for the Wind Tamer turbine technology, which was assigned to us. During this time Mr. Brock was also working in his existing contracting business.  In 2007, he left his contracting business to focus entirely on work with WindTamer and commercialization of the product.  We also have five patent applications pending in the U.S. related to the original patented technology. We plan to seek international patent protection for our technology.

Since 2002, we have produced numerous working prototypes of the Wind Tamer turbine utilizing our patented technology and have collected a variety of test data related to the performance of the machine. To date, we have focused on research and development of our patented technology and production of Wind Tamer prototypes. We have not yet begun large scale manufacturing of the machine or large scale marketing it to customers.  We are continually working to improve on our technology.

In the late Fall of 2008, we began working with component manufacturers to build our first production models.  We intend to begin working with distributors for the Wind Tamer for domestic sale and to license our technology for manufacture and distribution overseas. Since November 2008, we have been in preliminary discussions with distributor networks/candidates about domestic distribution of our products.  Completion of these arrangements has been subject to completion of manufacturing logistics for our initial production models and finding a proper fit for our manufacturing requirements.  We continue to refine our manufacturing requirements.  We have begun manufacturing production models and we plan to begin selling units in the third quarter of 2009. We do not have any manufacturing or supply contracts and this could hinder our development if suppliers cease to do business with us.  See “Risk Factors - We will initially rely on independent manufacturers and suppliers for our products which could delay our progress and later cause delay and damage customer relationships. ” Once we have started sales, we plan to pursue licensing opportunities later in 2009.  At this time, however, we have no definitive distribution or licensing agreements or arrangements to do so and there can be no assurance that we will be able to enter into successful arrangements by that time or at all.

Business Strategy

We intend to use our proprietary technology to become a leader in wind turbine technology and renewable energy markets. We intend to enter the global residential, commercial, governmental, industrial, recreational, portable and low-head hydro renewable energy markets to sell and license our products and achieve profitability and self-sustaining growth. We plan to do this by:

•	Developing manufacturing alliances and infrastructure to facilitate mass production of wind turbines to be marketed in U.S. and foreign markets;
•	Developing a sales force both organically and through strategic marketing alliances;
•	Enhancing the design, functionality, reliability, safety and cost effectiveness of our patented technology and prototype machines;
•	Establishing joint ventures, strategic alliances, working participations, licensing, and/or royalty agreements with venture partners to augment our manufacturing and marketing efforts worldwide; and
•	Seeking the endorsement of environmental groups to highlight the importance of our product as a viable alternative to fossil fuels as a means to generate power.

We plan to target power generator distributors and manufacturers to form alliances for the mass production and distribution of our products. We are currently in negotiations with numerous domestic and international companies with advertising, sales support, manufacturing, installation and servicing capabilities. The companies with whom we have spoken work with generators currently fueled by diesel, natural gas, propane and gasoline. We believe our technology will be able to fit within their current structures and work with current off-the-shelf generators. We may also look to these potential partners to provide existing infrastructure in the areas of marketing, customers, installation and service for us to leverage in developing and growing our business.

As we develop these strategic alliances, we also plan to organically develop our sales and marketing staff and efforts. We are currently working with a consultant to publicize our corporate developments and strategic alliances to develop and grow our visibility in the marketplace when we are ready to begin doing so. We also plan to develop informational brochures that describe our product and technology to distribute to our targeted customers. After initially outsourcing manufacturing capabilities we may also work to develop in-house manufacturing, distribution and sales infrastructure while at the same time pursuing licensing arrangements and strategic business alliances with dealerships, manufacturers, distributors and service providers located in the U.S. and abroad to maximize market penetration.

We have done extensive testing on the performance and efficiency of the Wind Tamer. We believe the data from this testing show the superiority of our product to currently available wind turbine technology. For instance, our testing shows that a 1.5 kWh WindTamer unit start up wind speed is 1.5 mph, as compared to the conventional (three-blade) 1.5 kWh wind turbine which has a start up wind speed of 8 to 10 mph.  Additionally, conventional wind turbines start shutting down, or furling out of the wind, at approximately 35 mph.  However, our testing showed that our 1.5 kWh wind turbine continued to make power at speeds in excess of 75 mph.  We intend to continue to enhance and improve the design and performance of our product and technology. We are currently pursuing further patents that we believe improve upon our design and have filed five pending patent applications.

Potential applications of Wind Tamer include stand-alone residential, roof mount residential, stand alone commercial, roof-mount commercial, stand alone industrial, roof-mount industrial, boat–dock and RV applications, low-head hydro, portable, transportation and back-up power sourcing. We plan on initially introducing Wind Tamer units from 1.8 to 15 kilowatts for commercial, industrial and residential use.

We believe that environmental groups will embrace and endorse Wind Tamer, and we intend to aggressively pursue endorsements from such groups. The political climate for the introduction of Wind Tamer is beneficial as well. The energy we utilize, how that energy is produced, and the by-products of producing that energy are main topics in political forums around the world. The greater use of wind power generally, including the Wind Tamer, in lieu of generators that use fossil fuels to generate power will eliminate harmful emissions such as carbon dioxide and sulfur dioxide. The burning of coal in power plants results in the release of billions of tons of carbon dioxide into the atmosphere each year in the U.S. alone.

Industry Overview

The use of renewable energy technologies has grown rapidly during the past several years. Some 65 countries now have targets for their own renewable energy usage, and have enacted wide-ranging public policies to promote the use of renewable energy. Climate change concerns coupled with high energy prices are driving increasing growth in the renewable energy industries. Investment capital flowing into renewable energy reached US$17 billion in 2008. This has been due to, among other things, significant increases in commodity fuel prices, increased environmental awareness and political and social movement towards greater use of clean energy. These renewable energy resources include, wind, sunlight, geothermal heat, tides and biofuels. As a result, we believe there is a demand for new proven machines and processes that can deliver renewable energy at rates that are superior to those currently being offered by competing technologies.

As of December 2008, worldwide wind farm capacity was approximately 120,000 megawatts (MW), and wind power produced some 1.3% of U.S. electricity consumption. The U.S. is an important growth area for wind power. The latest American Wind Energy Association, or AWEA, figures show that installed U.S. wind power capacity has reached 28,200 MW which is enough to serve seven million average households. In 2008, 98% of new capacity added through global wind turbine sales was generated by only eight turbine manufacturing companies: GE Energy, Vestas, Gamesa, Acciona WP, Mitsubishi, Clipper, Suzlon, and Siemens. GE Energy has installed over 8,400 wind turbines to date.

According to the AWEA Small Wind Turbine Global Market Study, year ending 2008, published by the AWEA in June 2009, over the next five years the U.S. market is predicted to grow beyond the estimated 14% - 25% annual growth the industry has seen over the past decade. The AWEA estimates that 74 companies based in the U.S. manufacture, or plan to manufacture, small wind turbines. According to AWEA, grid-connected, residential-scale systems 1 – 10kWh in capacity constitute the fastest growing market segment. Federal tax credits could help accelerate this growth.  The AWEA study concludes that the single most effective driver for the wind power industry has been, and continues to be, financial incentive programs offered by select states, which include, among others, New York, California, Michigan, and Massachusetts. The wind power industry pointed to the success of the solar photovoltaic (PV) industry’s federal investment tax credit which has resulted in 40% - 55% annual growth since the credit’s 2005 enactment, in successfully advocating for the same federal-level credit for the wind power industry.  There can be no assurance that these incentives or market condition will continue, and the failure to do so would have a material adverse affect on our planned business.  See "Risk Factors –  ' The expiration or cancellation of federal tax benefits and state regulatory benefits for renewable energy generation would adversely affect our development ' and 'Deteriorative changes in the currently reported condition of the small wind energy industry market would adversely affect our development '"

According to the AWEA, during 2009 the Small Wind Certification Council or SWCC will begin to certify small wind systems to a performance, safety, reliability, and sound standard created by AWEA. Several states have indicated that they will require turbines to be SWCC-certified in order to be eligible for their incentive programs.  We believe that this certification process will benefit our marketing efforts as we believe, based on our testing, that our Wind Tamer units will perform very well in comparison to other turbines currently being manufactured. There can be no assurance however that our products will receive SWCC certification if and when it is implemented. If we do not receive SWCC certification for our products, purchasers of our turbines may not be eligible for incentive programs in states which require the certification for such programs.

Over 300 wind turbine models (in various stages of development) exist worldwide, of which 100 are engineered by U.S. companies. Manufacturing costs vary widely dependent upon many factors as discussed in the AWEA study. These factors include the availability of state incentives, average annual wind speeds, rising global prices for raw materials such as aluminum, copper and steel, operations and maintenance costs, and permitting costs.

According to the AWEA, interest has increased in installing small wind turbines in urban environments, on rooftops, as opposed to an acre or more of unobstructed land. The American Planning Association, local and national media, and numerous green building organizations are taking an interest in this application type as a way to generate renewable, on-site electricity for city buildings. The Wind Tamer units are specifically designed for such applications, and are well-positioned to capitalize on this market segment. In 2008, approximately 200 units were sold for urban or rooftop purposes, representing approximately 1% of the available U.S. market for such applications. While we believe there will be wide application for our products, we plan to initially focus in the area of stand-alone generators for residential, commercial and governmental customers.

Turbines with a capacity to generate 10 kWh of electricity typically are used to power single homes or farms in remote or off-grid locations. In our efficiency testing we have found that Wind Tamer has the ability to generate power at both lower and higher wind speeds than conventional three-bladed or helix-shape blade wind turbines. Based on this testing, we believe that our smaller capacity generators may be able to fill the need provided by 10 kWh wind turbines today. According to the U.S. Department of Energy, a small wind-powered electric generator can reduce a homeowner’s electric bills by 50% to 90%. The AWEA Small Wind Global Market Study, year ending 2008 , finds that 10,386 small wind turbines were sold in the US in 2008. Based on this study we believe there are millions of homes, particularly those located in remote locations, that could benefit from the installation of small wind turbine powered generators.

The cost of wind turbines can be offset by available federal and state tax credits and cash rebates.  For instance, there is a federal Investment Tax Credit of 30% for qualifying installations of wind energy systems currently scheduled to expire in 2016.  Additionally, New York State has a cash rebate available for the installation of eligible wind turbines that ranges from $2,400 to $150,000 depending on the size and location of the wind turbine system.  This particular incentive is scheduled to expire December 31, 2009.

Our Products and Technology

With our patented technology we have developed the Wind Tamer wind turbine.  Based on our preliminary testing data with similarly-sized conventional turbines, our patented process allows for extrapolation of a higher efficiency of usable electricity from the wind’s kinetic energy as compared to similar-sized conventional wind turbine technology, such as other diffuser augmented wind turbine technology (see description below in the section titled “Diffuser Augmented Wind Turbine Technology” (“DAWT”)), or helical horizontal (a twisted blade rotation in the shape of a helix) or vertical wind turbine technology (a three bladed set up that stands vertical and rotates perpendicular to the wind).

Wind Tamer

We believe that the appeal of Wind Tamer will rest with its simplicity. The unit stands 10 to 16 feet off the ground in stand-alone applications. It resembles a sleek jet engine in appearance, rather than the conventional wind turbine with long blades. As the result of this design, we believe it poses little or no threat to birds, pets or the environment. The units stand 10 to 16 feet off the ground and require only 10 square feet of land or roof-top surface area to mount. Conventional wind turbines require 120-foot towers weighing upwards of 1,500 pounds, with a generator weighing 1,200 pounds set atop the tower and copper wires to transmit power from the generator to the ground add another 200 pounds. We expect Wind Tamer turbines to weigh approximately 100 to 1,000 pounds depending on size and power capacity. The Wind Tamer operates with minimal noise or vibration. The design of our units provides for UV-ray and weather protection based on testing in different seasonal condition. These features allow for reduced maintenance costs and increased longevity compared to conventional wind turbines, which are bare blades exposed to the elements and have more moving parts. Therefore, we believe that the Wind Tamer will lend itself to not only commercial and industrial use, but also residential use.

We believe we will need to continue research and development to improve upon our technology, as is common with many other technologies.  We do not believe there are material developmental hurdles to commercialization.  However, we are still finalizing our manufacturing and assembly base and will need to further develop our sales and distribution resources and networks to begin commercialization which we are presently pursuing.  We have begun to manufacture production models for power capacities from 1.5kWh to 5 kWh.  We are continuing to work on the specifications for these models before we plan to start marketing for sale.  We plan to target these models for commercial, industrial and residential use.

Diffuser Augmented Wind Turbine Technology (DAWT)

The Wind Tamer turbine is what is known as a Diffuser Augmented Wind Turbine, or DAWT. We believe our patented technology, known as “Fluid-Driven Vacuum Enhanced Generator,” improves upon the existing DAWT technology.  This technology consists of a fluid-driven power generator having a turbine with several vanes, an exhaust chamber, a device for directing a first fluid towards the vanes of the turbine, a device for directing a second fluid through the generator housing assembly without contacting said turbine, a device for combining the first fluid and the second fluid in an exhaust chamber, and a device for creating a vacuum in the exhaust chamber. The technology utilizes two vacuums pulling the wind through Wind Tamer’s rotor aiding the push of the wind which existing DAWT technology does not provide. This technology allows for several times the extracted usable electrical energy from the wind’s kinetic energy than is provided by conventional and helical wind turbines of much larger size.

We continue to build and test new prototypes and perform additional research and development to further perfect our patented technology. During this testing, the Company found that the Wind Tamer turbine outperformed several of the top selling conventional wind turbines, all of which were two to ten times larger in size than Wind Tamer. Wind Tamer produced several times the electrical output of similar sized conventional wind turbines without any of the problems associated with such conventional wind turbines. During testing, Wind Tamer, while operating under 1, 2, 3, and 4 ohm loads, took an off-the-shelf conventional wind turbine generator to its designed limit.

Another important discovery was made at the time of testing. The generator, while operating under the aforementioned loads, was cool to the touch. There was no heat build up. The cooling effect was the result of the static pressure behind the rotor being eliminated through Wind Tamer’s patented process. A cool operating generator is a more efficient operating generator. These preliminary tests showed that the combination of less heat loss and more electrical power enhances the longevity of the generator, providing a competitive advantage for Wind Tamer over existing wind turbine technology. We have not found any material negative results in the testing of our current prototypes we are using for our production models. However, we are continuing to test and may find material negative results in the future. Additionally, there can be no assurance that technological developments by others will not show material negative results in our performance.  See “Risk Factors — If we are unable to adopt or incorporate technological advances into our products, our proposed business could become uncompetitive or obsolete and we may not be able to effectively compete with the alternative products .”

We have applied for five additional patents in the U.S., three of which are designed to enhance Wind Tamer’s performance. One of the pending patent applications has been filed under the International Patent Cooperation Treaty, or PCT, which, if granted, provides additional time to file for patent protection for our technology in one or more PCT member countries. This is part of our plan to expand our patent protection beyond the U.S. by filing patent applications in Europe and other foreign jurisdictions.

Competition

We will compete directly with companies that manufacture and sell conventional wind turbines and helical wind turbines, and also with those that manufacture and sell generators powered by diesel, natural gas, propane and gasoline. Sales of conventional wind turbines and helical wind turbines make up a very small fraction of the U.S. market for generators, and are sold predominately outside the U.S. According to the AWEA, in 2008, 98% of new capacity added through global wind turbine sales was generated by only eight turbine manufacturing companies: GE Energy, Vestas, Gamesa, Acciona WP, Mitsubishi, Clipper, Suzlon, and Siemens. Bergey WindPower Co., based in Norman, Oklahoma, is one of the world’s leading suppliers of small wind turbines. Bergey WindPower Co. has installations in all 50 states and more than 100 countries, and an international network of about 500 dealers. There are several other suppliers of small wind turbines in the U.S that are focused on the residential and small business markets with whom we will compete, including but not limited to, Southwest Energy, Mariah Power and FloDesign.

Competitive Advantages

The Wind Tamer turbine has several distinct advantages over both conventional wind turbines and other energy sources for power generators. Wind Tamer resembles a sleek jet engine in appearance. We believe that it is the first wind turbine machine that can be safely placed on residential, commercial or industrial rooftops due to its design, which eliminates vibration and noise. There are millions of roof tops on commercial and industrial buildings with the infrastructure already in place, where Wind Tamer can be placed to harness wind energy.

More Cost Effective than Conventional Wind Turbines . The Wind Tamer has the potential to be cost-effective. Conventional 10 kilowatt wind turbine devices capable of providing electrical power to a typical home can cost $60,000 to $100,000 installed. Under current production levels, this would mean an approximate 20-year payback for customers. We believe that Wind Tamer will cost approximately $50,000 - $60,000, installed, and we believe it will have a 5-year payback period. Unlike coal, oil and other traditional energy sources, the Wind Tamer turbine emits no pollutants and we believe has no negative effects on the environment. Annual maintenance for a conventional wind turbine is $500 - $1,000, while annual maintenance for the Wind Tamer should be minimal.

Made from Conventional Materials. A Wind Tamer turbine can be manufactured from conventional materials such as fiberglass, glass-reinforced plastic, carbon fiber, or aluminum. Thus, it is manufacturer friendly, with no exotic materials or exotic parts needed. This will facilitate its development and make it easier to locate and acquire raw materials for its construction and to mass produce. The size of the unit can be tailored and specifically manufactured to order for different applications. We have no arrangements with suppliers at this time, but we believe based on flexibility in use of materials and our discussions with potential suppliers, that we will be able to acquire the necessary material when we begin manufacturing our planned products.

Government Support. We believe that the availability of government credits for purchasers of wind turbines may be helpful to us in competing with generators powered by other energy sources.  For example, the federal government provides a tax credit for 30% of expenditures to install wind energy equipment up to 100 kilowatts and a production tax credit which provides a $.021 per kWh benefit for the first 10 years of facilities operation. States offering financial incentives include, for instance, New York State which through the Energy Research and Development Authority now subsidizes 50% of the cost for residential users and 70% for commercial users.  New York State also currently offers cash rebates that range from $2,400 to $150,000 for installation of small-wind energy turbines depending on the size and location.  Other specific state incentive programs include: a 100% personal property tax exemption for eligible properties in Michigan; a rebate program in California for wind systems up to 50kW with an incentive of $2.50/W for the first 7.5 kW and $1.50/W for increments between 7.5 kW and 30 kW;  and a 15% personal tax credit for taxpayers with renewable energy systems installed at their primary residence in Massachusetts.   These credits can help make wind turbines more attractive than other power generation products.   Since we have only just begun to manufacture our initial products, and have a limited operating history we cannot be sure that this will be the case for our products. As a result, there can be no assurance that these financial incentives will help to make our products competitive with other energy sources. Additionally, if these incentives or similar incentives in other states are repealed or not renewed, demand for our products and future development efforts would be adversely effected.  See “ Risk Factors – The expiration or cancellation of federal tax benefits and state regulatory benefits for renewable energy generation would adversely affect our development .”

Simple Implementation. Implementation of the unit for use is very simple. Wind Tamer’s electrical leads from the generator hook directly into a conversion box that is approximately 4” thick by 16” high that plugs directly in to a standard wall receptacle.

Works at Various Weather Conditions. Conventional wind turbines automatically shut down when wind speeds exceed approximately 35 miles per hour. Conventional wind turbines shut down by means of furl or feathering, and are at the mercy of wind events that often leave them damaged or found on the ground after a high wind event. Wind Tamer has been tested at speeds in excess of 75 miles per hour without shutting down. During the testing process, Wind Tamer was left exposed to a wide variety of weather conditions (including snow) for a continuous period of one year with no maintenance issues. The rotor blades are protected from the weather and UV rays. UV rays and weather are often the demise of conventional wind turbines shortening the life of the generator and rotor blades. Conventional generators have vent holes in their casing for cooling purposes, and in many cases water gets inside the generator and freezes. When the wind picks up the generator’s magnets and windings are destroyed by the ice that has formed within the generator.

Point of Consumption Application. Wind Tamer is a point of consumption machine, and can be placed in close proximity to where electricity is needed in stand-alone or roof-mount applications. Conventional wind turbines cannot be roof mounted due to vibration and noise inherent in their operation, and are often placed hundreds of feet, or more, from the point of consumption. Conventional wind turbines require an acre of land with guide-wired towers 120 feet high, and several hundred feet of transmission lines along roads and access avenues to the tower, while we are designing Wind Tamer to be placed on top of or adjacent to commercial buildings or residential homes.

Safety Maximized. We believe that the Wind Tamer poses virtually no safety risks as the rotor blades are housed. Unlike conventional wind turbines, we believe that there is no risk of rotor blade throw. Conventional wind turbines can throw rotor blades, and certain large wind turbines have been documented to throw a rotor blade a quarter mile from the turbine. In addition, there is no danger of ice build-up with Wind Tamer as the rotor blades are housed. When conventional wind turbines are idle, ice build-ups regularly occur and ice is thrown when the turbines engage. This causes potential health hazards to persons or animals during cold weather operation. Conventional wind turbine rotor blades are exposed and operate in open air presenting a hazard to birds. Wind farms must be situated in areas where the wind blows fairly constantly. Such locations are often prime migratory routes for birds. Scientists estimate that as many as 44,000 birds have been killed over the past two decades by conventional wind turbines in the Altamont Pass east of San Francisco. An estimated 50 golden eagles are killed each year at this site.

Silent Operation. Wind Tamer operates virtually silent even under the heaviest of electrical loads. Conventional wind turbines and traditional fuel operated generators are very noisy. Conventional wind turbines are often required to be taken down by municipalities as a result of exceeding legally acceptable noise ordinances.

Minimal Maintenance. Wind Tamer requires minimal maintenance, usually just a sight check. If maintenance is required, the units are easily accessible since they are relatively low to the ground. Conventional wind turbines require on-going maintenance. In most cases, the towers have to be lowered during maintenance. Average annual maintenance costs of $500 to $1,000 are often required for conventional wind turbines in the 10 kilowatt range that powers a moderate sized home.

Customers

We believe there will be wide application for our products. Although we plan to initially focus in the area of stand-alone generators to commercial, industrial, governmental and residential consumers, we will work with larger customers for wind farm applications to the extent those opportunities arise. We plan to sell or license our products to wholesalers who operate in these markets. The companies with whom we have spoken work with generators currently fueled by diesel, natural gas, propane and gasoline. We believe our technology will be able to fit within their current structures and work with current off-the-shelf generators. They can also provide existing infrastructure in the areas of manufacturing, marketing, distribution, customers, installation and service for us to leverage in developing and growing our business. Potential applications of Wind Tamer include stand-alone residential, roof mount residential, stand-alone commercial, roof-mount commercial, stand-alone industrial, roof-mount industrial, boat – dock and RV applications, low-head hydro, portable, transportation and back-up power sourcing. We plan on initially introducing Wind Tamer units from 1.8 to 15 kilowatts for commercial, industrial and residential use.

Intellectual Property

Patents

The Wind Tamer turbine is what is known as a Diffuser-Augmented Wind Turbine, or DAWT. We have developed this with our patented technology, “Fluid-Driven Vacuum-Enhanced Generator” (U.S. Patent No. 6,655,907). Mr. Brock was issued this patent in December 2003 and has assigned it to the Company. This patent expires in 2022.  This patented technology is directed to a fluid-driven power generator having a turbine with several vanes, an exhaust chamber, a device for directing a first fluid towards the vanes of the turbine, a device for directing a second fluid through the generator housing assembly without contacting said turbine, a device for combining the first fluid and the second fluid in an exhaust chamber, and a device for creating a vacuum in the exhaust chamber. The technology utilizes two vacuums pulling the wind through WindTamer’s rotor aiding the push of the wind. This technology allows for several times the extracted usable electrical energy from the wind’s kinetic energy than is provided by conventional and helical wind turbines of much larger size.

We have also applied for five additional patents, three of these applications improve upon our wind turbine technology. One of the applications relates to the ornamental design of the turbine. One of the pending patent applications has been filed under the International Patent Cooperation Treaty (PCT) which, if granted, provides additional time to file for patent protection for our technology in one or more PCT member countries.

Trademarks

We regard our proprietary rights as valuable assets that are important to our competitive advantage. Our trademarks include the names Wind Tamer™ and Hydro Tamer™, the design of the turbine logo, the slogan Wind Tamer Bringing Wind Power Down to Earth ™ and the design of that slogan. We have pending trademark applications for each of these trademarks in the U.S.   Also, the marks Wind Tamer™ and Hyrdo Tamer™ have pending trademark applications in Canada. We plan to use these trademarks in marketing our products.

Government Regulation

Due to their size and noise, among other things, conventional wind turbines can require extensive government approvals for installation, including zoning and related type matters. Private use of electric power generation equipment in the U.S. generally requires meeting applicable municipal building and electrical codes, and installation by persons who are licensed or certified to install such equipment.  Installation can also require significant land for installation, up to a requirement of an acre of land. This adds significant cost for a customer or business to install.

Based on its size and relative quiet operation, we believe that installation of a Wind Tamer turbine has fewer such requirements. While zoning laws vary according to jurisdiction, we believe in many instances no zoning approval would be required for residential or commercial installation of a Wind Tamer turbine. However, it is possible that zoning approvals for end users could delay implementation for purchasers of our planned products. For instance, we recently arranged with the Town of Perry, New York, to install one of our 3.5 kWh wind turbines at the Perry/Warsaw Airport in Perry, New York to assist in our continuing testing and to provide auxiliary power for the airport.  The town obtained a local county building permit and Federal Aviation Administration, or FAA, approval for installation of the structure on the airport premises.  The building permit and FAA approval process took approximately five months.  We plan to install the wind turbine over the next few weeks.

Several states offer financial incentives to purchasers of small wind powered systems. When and if the SWCC’s certification process is implemented, some of these states have indicated that receipt of financial incentives available to purchasers of wind powered systems will be dependent upon the purchased system receiving certification from the SWCC.

Research and Development

Our research and development activities have focused on developing, improving, and testing our DAWT technology and Wind Tamer turbine and related components. We plan to continue to dedicate our expenditures in the areas of base research for equipment design and enhance our technology. Research and development expenses for the fiscal years ended December 31, 2008 and 2007 and since inception through December 31, 2008, were $249,171, $6,000 and $295,453, respectively. During each of the last two years our founder Mr. Brock spent over 1,000 hours on research and development activities.

Employees

We currently have three full-time employees and one part-time employee.  These include our President, Chief Executive Officer and acting Chief Financial Officer, Gerald Brock, and Amy Brock, who performs day-to-day clerical and administrative duties as required for the Company, and is our corporate secretary. We plan to hire approximately 25 to 50 additional employees over the next 12 months in the areas of sales, administration, engineering and product assembly. As we further develop and market Wind Tamer, we will need to hire additional employees.

Office and Facilities

Our executive offices are located at 6053 Ely Avenue, Livonia, New York 14487, the principal residence of Mr. Brock, owned solely by him in his individual capacity and in which the Company has no interest. Our telephone number at that address is 585-346-6442, and our facsimile number is 585-346-3062. We also lease a warehouse containing 4,300 square feet of space in Geneseo, New York.  We plan to utilize this space to begin assembly of our Wind Tamer turbines.

LEGAL PROCEEDINGS

From time to time we are involved with legal proceedings, claims and litigation arising in the ordinary course of business. As of the date of this Prospectus we are not a party to any material pending legal proceedings.

OUR MANAGEMENT

Executive Officers and Directors

As provided in our Certificate of Incorporation, the initial classification of our Board of Directors occurred at our annual meeting of shareholders on June 2, 2009, where each director was elected to a class, to serve until the expiration of his or her term and until such director’s successor is elected and qualified. Officers are elected and serve at the pleasure of the board of directors.

Our officers and directors, and their ages, as well as the class and term of each respective director as initially classified, are as follows:

Name	Age	Title	Class	Term

Gerald E. Brock	60	Chief Executive Officer, Acting Chief Financial Officer & Director	III	3 Years

Eugene R. Henn	63	Director	I	1 Year

Anthony C. Romano, Jr.	57	Director	I	1 Year

George Naselaris	68	Director	II	2 Years

The principal occupation, title, and business experience of our executive officers and directors during the last five years, including the names and locations of employers, are indicated below.

Gerald E. Brock currently serves and has served as our Chief Executive Officer, acting Chief Financial Officer since inception in 2001. Mr. Brock is also chairman of our Board of Directors. Until October 2007, when he left to focus on the Company, Mr. Brock was the sole owner of Brock Acoustical, Inc., a contractor specializing in medical and dental office construction and other commercial construction, for over twenty-five years.

Eugene Richard Henn is a director of the Company, elected in October 2008. Mr. Henn has served as President of Better Light & Power, a DBA of Prosperity Lighting Supply, Inc., since 1992. The principal business of Prosperity Lighting Supply, Inc. for many years was sales and distribution of commercial-industrial lighting, specializing in energy-saving and full-spectrum lighting. Prosperity Lighting’s business has evolved and now consists nearly entirely of generator sales and distribution.

George Naselaris is a director of the Company, elected in November 2008. Mr. Naselaris has been the owner of the Duchess Restaurant in Penfield, New York for over 40 years, a full service family restaurant.

Anthony C. Romano, Jr. is a director of the Company, elected in October 2008. Mr. Romano has served as Vice President of Equipment for Johnson and Lund Co., Inc. (“Johnson and Lund”) since 2001. Johnson and Lund supplies merchandise, equipment and design services to the dental profession.

Board Committees

The Board of Directors does not have a standing audit, nominating or compensation committee (or other committees differently designed and performing similar functions). Instead, our entire Board of Directors performs the functions traditionally discharged by those committees.

Executive Officer Compensation

The following table sets forth, for the last two fiscal years, the dollar value of all cash and noncash compensation earned by the person who was our chief executive officer (our “Named Executive Officer”).

Summary Compensation Table

	Year
Name and	Ended			Stock	Option	All other
Principal	December	Salary	Bonus	Awards	Awards	compensation
Position	31	($)	($)	($)	($)	($)	Total ($)
Gerald Brock,
Chief Executive Officer,
acting Chief Financial	2008	191,856	-	-	-	-	191,856
Officer	2007	19,800	-	-	-	-	19,800

Mr. Brock did not receive any equity incentive awards during the fiscal years ended December 31, 2008 and 2007.

We do not have any plans that provide for the payment of any retirement benefits to Mr. Brock.

John Schwartz was elected as Chief Operating Officer on March 10, 2009.  Prior to this appointment, Mr. Schwartz, was a consultant to the Company since January 2008, assisting the Company with marketing and operational matters under a Consulting Agreement dated October 30, 2008.  Mr. Schwartz resigned from his position as Chief Operating Officer effective August 21, 2009.  Since his appointment, and to the date of his resignation, Mr. Schwartz earned a salary of $41,891.

As part of his consulting arrangement with the Company, Mr. Schwartz received $75,000 in consulting fees in 2008 and 2009, which includes his stock compensation during 2008.  He also received an additional 300,000 shares of common stock upon the vesting in 2009 of a portion of a prior stock award granted in November 2008. On December 30, 2008, the vesting criteria for this final tranche of his stock award was amended.  The performance criteria was changed from assisting us with obtaining a bank credit facility to assisting in presentations and meetings with potential customers.  The change was made because the Board decided that it wanted him to focus instead on assistance preparing presentations for and meeting with potential customers and purchases of the Company’s products instead of seeking a commercial line of credit.  The total stock award, which completely vested as of January 27, 2009, was for 1,000,000 shares of the Company’s common stock under the Company 2008 Equity Incentive Plan.  In February 2009, Mr. Schwartz was also granted a stock option to purchase 1,000,000 shares at $1.00 per share under the 2008 Equity Incentive Plan. At the time of his resignation, Mr. Schwartz was vested in 50% of the stock option award.  Under the terms of his stock option award agreement, he has 120 days from the effective date of his resignation to exercise those vested stock options. After that time, the unexercised stock options will expire. The unvested stock options under the stock option award agreement were forfeited due to his resignation. Mr. Schwartz is no longer an employee or officer of, or consultant to, the Company.

On July 15, 2009, the Company entered into an employment agreement with Mr. Brock, effective July 14, 2009, pursuant to which he will continue to serve as Chief Executive Officer of the Company.

Among other things, the employment agreement provides for an initial three (3) year employment term, which term automatically renews for successive one (1) year terms unless terminated by Mr. Brock or the Company.  Mr. Brock’s base compensation will be $192,540 per year, and he shall be eligible for a bonus at the discretion of the Board of Directors of the Company to be paid solely out of positive EBITDA.  Mr. Brock is subject to a non-competition covenant during the term of his employment and for a period of two (2) years thereafter.  Upon termination of Mr. Brock’s employment for any reason, he is entitled to receive all unpaid salary, earned bonuses, vacation and other accrued benefits through the date of termination.  If Mr. Brock’s employment is terminated without “Good Cause” (as defined in the employment agreement), he is also entitled to severance payments in the amount of six (6) months salary and payment of health insurance premiums for Mr. Brock and his family.

Compensation of Directors

The following table sets forth, for the last fiscal year, the dollar value of all cash and noncash compensation earned by nonemployee members of our Board of Directors for 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)		($)	($)	($)	($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)
Eugene R. Henn			757	(2)				757
George Naselaris			378	(2)				378
Anthony C. Romano, Jr.			757	(2)				757

1. Based upon the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“FAS”) No. 123R.

2.  Each non-employee director had outstanding at fiscal year end 200,000 options to purchase common stock for exercise at $0.05 per share pursuant to a plan adopted by the Board of Directors to compensate non-employee directors. Under the plan, non-employee directors will receive options to purchase 200,000 shares of Common Stock under our Equity Incentive Plan on January 5 th of each year. In October 2008, Eugene Richard Henn and Anthony C. Romano, Jr., were, and in November 2008, George Naselaris was, granted options to purchase 200,000 shares each at an exercise price of $.05 per share upon their election to the Board of Directors. They will not be eligible to receive an additional option grant in January 2009. The options will vest in full on the first anniversary of the grant. The grant will be pro-rated for directors who are appointed on a date other than January 1 of any fiscal year.

Director Independence

At this time, we are not subject to the requirements of a national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors as independent. In the absence of such requirements, we have elected to use the definition established by the Nasdaq independence rule which defines an independent director as a person other than an officer or employee of us or our subsidiaries or any other individual having a relationship, which in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The definition further provides that the following relationships are considered bars to independence regardless of the board’s determination: Employment by the company; employment of the director or a family member by us or any parent or subsidiary of ours at any time thereof during the past three years, other than family members in non-executive officer positions; $100,000 compensation; acceptance by the director or a family member of any compensation from us or any parent or subsidiary in excess of $100,000 during any twelve month period within three years of the independence determination; auditor affiliation; or a director or a family member of the director, being a partner of our outside auditor or having been a partner or employee of our outside auditor who worked on our audit, during the past three years. Based on the foregoing definition, Eugene Henn, George Naselaris, and Anthony Romano are independent directors. Gerald Brock would not be considered independent under the applicable Nasdaq standards for independence for service on the Board or a committee. The Board of Directors does not have a standing audit, nominating or compensation committee (or other committees differently designed and performing similar functions). Instead, our entire Board of Directors performs the functions traditionally discharged by those committees.  If we had such committees, Messrs. Henn, Naselaris and Romano would satisfy the Nasdaq independence standards for service on such committees.

Pension and Deferred Compensation Plans

The Company has no pension or deferred compensation plans for any employees, executives or directors. The Company does allow employees to contribute to a 401K plan which all employees are eligible to participate in, however the Company provides no match funding to such plan.

Long-Term Stock Incentive Plan

We have a 2008 Equity Incentive Plan, under which we have presently reserved 6,600,000 shares of common stock for issuance upon the exercise of outstanding awards and future issuances. Our shareholders approved our 2008 Equity Incentive Plan by a majority written consent on November 21, 2008. The plan provides for grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards and cash awards to our key employees and consultants.

With respect to our current plan, the compensation committee of the Board of Directors administers and interprets our current plan. The exercise price of common stock underlying an option may be greater, less than or equal to fair market value. However, the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date such incentive stock option is granted. The maximum term of an option is 10 years from the date of grant. In the event of a dissolution, liquidation or change in control transaction, the Company can, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding award; (ii) accelerate the vesting of options and terminate any restrictions on stock awards; or (iii) provide for termination of awards as a result of the change in control on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the award holder.  The purpose of the 2008 Equity Incentive Plan is to promote our long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to our growth and financial success and by enabling us to attract, retain and reward the best available people.

The maximum number of shares of common stock that we may issue with respect to awards under the 2008 Equity Incentive Plan is 8,000,000 shares, of which 1,000,000 shares of common stock are available for the grant of incentive based options.  If any award, or portion of an award, under the 2008 Equity Incentive Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), or if any shares are withheld by us, the shares subject to such award and the surrendered or withheld shares will thereafter be available for further awards under the 2008 Equity Incentive Plan.

The 2008 Equity Incentive Plan is administered by our Board of Directors or by a committee or committees as the Board of Directors may appoint from time to time. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the 2008 Equity Incentive Plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and the time or times at which such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee’s employment or consulting relationship; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

In the event of changes in our common stock by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the administrator may make adjustments to the number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2008 Equity Incentive Plan, in the aggregate or per individual per year, and to the number, kind and price of shares covered by outstanding award.

Without the consent of holders of awards, the administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us, or our financial statements or those of any of our affiliates, or of changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Equity Incentive Plan.

Participation in the 2008 Equity Incentive Plan will be open to all of our employees, officers, directors and other individuals providing bona fide services to us or any of our affiliates, as the administrator may select from time to time. All non-employee directors and employees will be eligible to participate in the 2008 Equity Incentive Plan.

The 2008 Equity Incentive Plan allows for the grant of stock options, stock appreciation rights, stock awards and cash awards. The administrator may grant these awards separately or in tandem with other awards. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise of the awards. We, or any of our affiliates, may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards.

Because participation and the types of awards available for grant under the 2008 Equity Incentive Plan are subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants may receive if the 2008 Equity Incentive Plan is approved are not currently determinable.

Our Board of Directors may terminate, amend or modify all or any provision of the 2008 Equity Incentive Plan at any time, subject to the approval of the stockholders of the Company as required by law.

Lock-Up Agreements

On July 10, 2009, we entered into lock-up agreements with each of our executive officers and directors, Gerald Brock, Eugene Henn, George Naselaris, and Anthony C. Romano, Jr., and with, Jesse Brock, a former consultant and son of Gerald Brock, and also with John Schwartz, former Chief Operating Officer.  Under these lock-up agreements, the individuals have agreed that, generally, commencing on the date that our common stock begins trading on any of the OTC Bulletin Board, an over-the-counter market, any national securities exchange or quotation service or otherwise, and until twelve months from such date, they will not directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock, or securities convertible into or exchangeable or exercisable for any shares of common stock.  The lock-up agreement for Gerald Brock provides a longer lock-up period of eighteen months from such effective date.   The lock-up agreement for John Schwartz provides for the ability to make limited sales during the lock-up period such that he may, subject to our  Insider Trading Policy, sell (1) shares up to $50,000 in gross proceeds between the six-month and nine-month anniversaries of the effective date but in no event more than 50,000 shares, and (2) shares up to $50,000 in gross proceeds between the nine-month and twelve-month anniversaries of the effective date but in no event more than 50,000 of the shares.   The lock-up agreement with Jesse Brock applies to shares acquired after July 7, 2009, not underlying current options.  It permits limited sales, subject to our Insider Trading Policy, up to the greater of $250,000 in gross proceeds and 250,000 shares for each of the six month periods following the six month anniversary of the effective date and the twelve month anniversary following the effective date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 28, 2009, the name, address, and stockholdings of each person who owns of record, or was known by us to own beneficially, 5% or more of our common stock currently issued and outstanding; the name and stockholdings of each director; and the stockholdings of all executive officers and directors as a group. Unless otherwise indicated, all shares consist of common stock, and all such shares are owned beneficially and of record by the named person or group:

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership¹	Percent of Class¹
Directors and Executive Officers
Gerald E. Brock, CEO & Director [2,4]	50,290,000	50.7%
Eugene R. Henn	184,000	*
Anthony C. Romano, Jr.	200,000	*
George Naselaris	0	0.0%
All Executive Officers and Directors of WindTamer Corporation as a Group	50,674,000	50.9%
Beneficial Owners of 5% or More
Charles LaLoggia [3,4]	7,330,000	7.3%

* less than 1% of the outstanding shares of common stock.

1. The calculations for these columns are based upon 98,341,000 shares of common stock issued and outstanding on August 28, 2009, plus the number of shares of common stock deemed outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of common stock subject to options exercisable within 60 days of August 28, 2009 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

2. Presently reported ownership includes an aggregate of 440,000 shares held by Mr. Brock’s wife and daughter and an aggregate of 800,000 shares underlying options held by his wife and daughter.

3. Presently reported ownership includes 2,670,000 shares issuable under options exercisable within 60 days of August 28, 2009 held by Mr. LaLoggia.

4.  Mr. Brock’s address is 6053 Ely Avenue, Livonia, New York 14487; and Mr. LaLoggia’s address is 457 Park Avenue, Rochester, New York, 14607.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 18, 2008, the Board of Directors granted stock options under the Company’s 2008 Equity Incentive Plan to the wife of Mr. Brock, Lucinda Brock, and his two children, Jesse Brock and Amy Brock.  On November 25, 2008, the Board of Directors granted stock options under the Company’s 2008 Equity Incentive Plan to Mr. Brock’s brother, Richard Brock. Each had provided services to the Company during 2008. Each option grant was to purchase 400,000 shares of common stock at a price of $.05 per share.  The value of each respective grant of stock options to Mr. Brock’s relatives was $5,040.  Lucinda Brock served as the Company’s corporate secretary through October 2008 providing administrative and clerical services through July 2008.  She earned salaries of $1,800 and $27,252 in 2007 and 2008, respectively.  Jesse Brock served as a consultant to the Company from 2007 to July 2008 and also assisted in building prototypes through July 2008.  He earned salaries of $6,000 and $51,670 in 2007 and 2008, respectively.  Amy Brock has served as corporate secretary since October 24, 2008 and earned $15,792 for her services in 2008.  Richard Brock assisted the Company by aiding in various prototype production tasks, including purchasing supplies for prototype assembly and assisting Mr. Brock in his performance of research and development activities during 2008. Richard Brock and Richard Brock's company, R.B. Brock Construction, were paid a total of $22,250 for those consulting services rendered in 2008.

For the current fiscal year as of August 28, 2009, Amy Brock earned a salary of $28,563.  As of August 28, 2009, R.B. Brock Construction was paid $79,400 for consulting services rendered in 2009, in connection with production model development, assembly, and installation.

John Schwartz was elected Chief Operating Officer of the Company on March 10, 2009. He resigned from that position effective August 21, 2009. Prior to his election as Chief Operating Officer, he acted as a consultant to the Company under a consulting agreement dated October 30, 2008.  Mr. Schwartz was retained as a consultant to the Company due to his expertise in business management and operations in connection with manufacturing and machining operations. His services were primarily: review and analysis of operations and operational structure and strategies; development of turbine manufacturing, supply and assembly logistics; the preparation of alternative energy state grant applications; and assistance in presentations and meetings with potential customers. Under this agreement Mr. Schwartz received $75,000 in consulting fees in 2008 and 2009, which includes $35,000 expensed as stock compensation during 2008.  He also received an additional 300,000 shares of common stock upon the vesting of a portion of the prior award in 2009 for which the Company recognized $300,000 of stock-based compensation expense.  The total stock award, which completely vested as of January 27, 2009, was for 1,000,000 shares of the Company’s common stock under the Company 2008 Equity Incentive Plan.  In February 2009, Mr. Schwartz was also granted a stock option to purchase 1,000,000 shares at $1.00 per share under the 2008 Equity Incentive Plan. At the time of his resignation, Mr. Schwartz was vested in 50% of the stock option award.  Under the terms of his stock option award agreement, he has 120 days from the effective date of his resignation to exercise those vested stock options. After that time, the unexercised stock options will expire. The unvested stock options under the stock option award agreement were forfeited due to his resignation.

On July 10, 2008, we entered into a stock option agreement with Charles LaLoggia, in connection with the expectation that he would provide consulting services to the Company. Since this time Mr. LaLoggia has provided consulting services to the Company involving advice and assistance on its management structure and business development and developing a product marketing strategy and publicity strategy.  He has also assisted the Company in locating auditing services, legal services, and assistance in locating financial market professionals to assist the Company.  The consulting arrangement does not have a specific term but the Company anticipates through the grant of this equity incentive that Mr. LaLoggia will be incentivized to perform and will perform services over the term of the option. However, the option agreement does not include any requirements or conditions for him to perform such services and, to the extent that any such services were expected or otherwise, the Company acknowledges that it has received all of the consideration bargained for in the option agreement.  Mr. LaLoggia continues to provide consulting services to us.  The option agreement with Mr. LaLoggia covered 3,340,000 shares of common stock with an exercise price of $0.05 per share and a term of three years.  The underlying agreement provides registration rights with respect to the underlying shares.  The agreement also provides a confidentiality agreement in favor of the Company, and an agreement to assign any intellectual property developed while providing consulting services to the Company.  The confidentiality and intellectual property assignment provisions survive any termination of services or exercise or termination of the options. On July 11, 2008, Mr. LaLoggia acquired 1,660,000 shares of common stock from the Company in the Company's Rule 504 private placement for $83,000.  On November 18, 2008, the Company entered into an option agreement with Mr. LaLoggia to acquire 3,330,000 shares at $.05 per share in connection with his consulting services and has a term of three years. This agreement has similar terms to the July 10, 2008 option agreement, including the grant of options based upon the expectation of him providing future services. The option agreement does not include any requirements or conditions for him to perform such services and, to the extent that any such services were expected or otherwise, the Company acknowledges that it has received all of the consideration bargained for in the option agreement. As a result of the securities acquired in these transactions, Mr. LaLoggia beneficially owns in excess of 5% of our outstanding shares.  On July 15, 2009, Mr. LaLoggia acquired 3,000,000 shares of our common stock upon the exercise of the above-described stock options.

On February 12, 2009, the Company entered into a consulting agreement with Patricia Cole, a licensed real estate agent and the sister of Gerald Brock, Chief Executive Officer and Chairman of the Company, to assist the Company in locating potential wind turbine sties for lease or purchase by the Company or purchasers of the Company’s products.  The Consulting Agreement had a term of one year, and Ms. Cole was to be compensated $5,000 per month during each month of the term when services were performed.  No services were ever performed by Ms. Cole pursuant to the Consulting Agreement, and no payments were made to Ms. Cole by the Company.  On April 24, 2009, the Company entered into a termination and release agreement with Ms. Cole.  The Termination and Release terminated the Consulting Agreement and provided a full release by Ms. Cole of the Company for any liability with respect to the Consulting Agreement.  No payment was made or is due to Ms. Cole in connection with the Termination and Release.

On February 25, 2009, Gerald Brock, our Chief Executive Officer, and John Schwartz, then a consultant and now former Chief Operating Officer, entered a Memorandum of Understanding with George Cary and Mario Pirrello, each one-half owners of Alternative Wind Resources, LLC.  The recitals to the memorandum indicated that Mr. Brock and Mr. Schwartz desired to become equal members in Alternative Wind Resources, LLC with Messrs. Cary and Pirrello.  The terms of the Memorandum of Understanding also provided that Mr. Brock and Mr. Schwartz were to assist Alternative Wind Resources, LLC in entering into an exclusive agreement with the Company, and that Mr. Cary and Mr. Pirrello would enter into a Non-Disclosure and Non-Compete Agreement with Alternative Wind Resources, LLC and the Company.  We are not a party to the Memorandum of Understanding.  It is the position of the parties to the Memorandum of Understanding and the Company that the Memorandum of Understanding was a non-binding document.  At the request of the Company, and in connection with its disclosure controls and procedures, the parties to the Memorandum of Understanding provided an acknowledgement dated August 5, 2009 that neither Mr. Brock nor Mr. Schwartz has acquired, held or had the right to acquire, any interest in Alternative Wind Resources. On March 7, 2009, the Company entered into an agreement with Alternative Wind Resources, LLC to produce a 15kWh prototype wind turbine unit by May 30, 2009.  Alternative Wind Resources, LLC agreed to reimburse us for engineering and materials costs and to provide us with a purchase order for one thousand (1,000) 15kWh units within one year after delivery of the prototype.  The agreement also grants Alternative Wind Resources, LLC the exclusive right to purchase all 15kWh and larger wind turbine units for wind farm and industrial uses and development.  We have also not yet delivered the 15kWh prototype required under the agreement. The price and terms for the order are still to be determined by the parties.  The terms of the March 7, 2009 Agreement with Alternative Wind Resources is described in further detail on page 10 above under the heading “Company Operations - Results of Operations.” On April 29, 2009, we also granted an option to Alternative Wind Resources, LLC, to enter into an exclusive license agreement with us for 50 years for the sale of our 15 kWh and larger wind turbines upon the payment of a $6.0 million license fee.  The option was subject to extension if our due diligence provided to them was not reasonably acceptable.  Alternative Wind Resources, LLC paid a $10,000 fee for the option but Alternative Wind Resources never paid the $6.0 million license fee. On September 10, 2009 the Company received a letter from Alternative Wind Resources, LLC purporting to terminate the agreement and option, and requesting the return of $60,000 paid in connection with those agreements.

On July 15, 2009, the Company entered into an employment agreement with Gerald Brock, Chief Executive Officer and Chairman of the Company, on the terms described on page 19 above under the heading “Summary Compensation Table.”

SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of common stock by the selling shareholders as of the date of this prospectus, and the number of shares of common stock covered by this prospectus. Except as otherwise noted below, none of the selling shareholders has held any position or office, or has had any other material relationship with us or any of our affiliates within the past three years. None of the selling stockholders are broker-dealers or affiliates of a broker-dealer. All the shares covered by this prospectus have been issued to the selling stockholders and were done so upon the exercise of stock options granted to the selling stockholders or their respective assignees.  The respective stock option agreements contain registration rights pursuant to which we have registered the shares for resale under this prospectus.

The number of shares of common stock that may be actually sold by each selling stockholder will be determined by such selling stockholder. Because certain selling stockholders may purchase all, some or none of the shares of common stock which can be purchased under their respective remaining options and each selling stockholder may sell all, some or none of the shares of common stock which each holds, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of the shares is based on the basis that each selling stockholder will sell all of the shares of common stock owned by that selling stockholder and covered by this prospectus.

Selling Shareholder Name	Common Stock Beneficially Owned Prior to Offering		Number of Shares Offered for Security Holder’s Account	Shares Beneficially Owned After Offering	Resulting Ownership Percentage [1]

400 Terry Inc.	3,732,000	[2,3,4]	1,650,000	2,082,000	2.1%
500 Sofia Inc.	3,732,000	[2,3,5]	1,650,000	2,082,000	2.1%
300 Ioannis Inc.	3,732,000	[2,3,6]	1,650,000	2,082,000	2.1%
200 Anastasios Inc.	3,732,000	[2,3,7]	1,650,000	2,082,000	2.1%
100 Demetrios Inc.	3,732,000	[2,3,8]	1,650,000	2,082,000	2.1%
111 EJH, Inc.	920,000	[2,9,10]	300,000	620,000	* %
609 MTH, Inc.	4,070,000	[2,9,11,15]	250,000	3,820,000	3.9%
10 EJH, Inc.	3,340,000	[2,9,12]	200,000	3,140,000	3.1%
Charles LaLoggia	7,330,000	[2,13,15]	250,000	7,080,000	7.0%
April Wayenberg	1,000,000	[2,14]	250,000	750,000	* %
TOTAL	35,320,000		9,500,000	25,820,000	22.7%

* Less than 1% of the outstanding shares of common stock.

1.           The calculations for these columns are based upon 98,341,000 shares of common stock issued and outstanding on August 28, 2009, plus the number of shares of common stock deemed outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of common stock subject to options exercisable within 60 days of August 28, 2009, are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

2.           These shares beneficially owned include outstanding shares being registered for resale hereunder, other shares presently underlying vested stock options and other shares acquired in the private placement described in footnote 15 below. With respect to the shares presently underlying vested stock options, each of the stock options has an exercise price of $0.05 per share.  The options provide for adjustment in the exercise price and number of shares issuable upon exercise of the options in the event of a stock split or other recapitalization.  The options do not provide for net or cashless exercise.   The underlying agreements each provide registration rights to the holders with respect to the underlying shares.  The agreements also provide a confidentiality agreement by the consultants in favor of the Company, and an agreement to assign any intellectual property developed while providing consulting services to the Company.  The confidentiality and intellectual property assignment provisions survive any termination of services or exercise or termination of the options.

3.           These shares were either acquired upon the exercise of stock options, or are presently are underlying stock options assigned by Peter Kolokouris on November 25, 2008 under three stock option agreements between Mr. Kolokouris and the Company dated July 10, 2008, and two dated November 18, 2008.  The stock options were granted based on the expectation that, as an incentive equity instrument, he would render future consulting services to the Company. However, the option agreements do not contain a requirement for him to do so and the Company acknowledges that, to the extent that any such services were expected or otherwise, it has received all of the consideration bargained for in the option agreements.  The stock options were assigned as gifts for estate planning purposes in the following amounts and have the following expiration dates:

	No. of	Expiration
Name	Shares	Date
400 Terry Inc.	664,000	7/10/11
	668,000	11/18/11
	2,400,000	11/18/09

500 Sofia Inc.	664,000	7/10/11
	668,000	11/18/11
	2,400,000	11/18/09

300 Ioannis Inc.	664,000	7/10/11
	668,000	11/18/11
	2,400,000	11/18/09

200 Anastasios Inc.	664,000	7/10/11
	668,000	11/18/11
	2,400,000	11/18/09

100 Demetrios Inc.	664,000	7/10/11
	668,000	11/18/11
	2,400,000	11/18/09

Mr. Kolokouris has acted as a consultant to the Company since July 2008.  During this time Mr. Kolokouris has provided consulting services involving advice and assistance on its management structure and business development, engineering and product design, and developing a product marketing strategy and publicity strategy.  The service in connection with the publicity strategy was to advise the Company to focus on product development and not publicity.  He has also assisted the Company in locating auditing services and legal services.  The consulting arrangement does not have a specific term.  The Company did not provide any other form of compensation to Mr. Kolokouris or these selling stockholders in exchange for these consulting services.

4.           Beneficial ownership of these shares is held by Terry Bechakas, who exercises sole voting and dispositive powers of these shares as the sole shareholder of 400 Terry Inc.  Beneficial ownership includes 1,732,000 shares underlying options to purchase common stock on the terms described in notes 2 and 3 to this "Selling Stockholders" table.  Mr. Bechakas is the son-in-law of Peter Kolokouris, married to Mr. Kolokouris’ daughter, Helen Bechakas, and neither reside in his household.

5.           Beneficial ownership of these shares is held by Sofia Kolokouris, who exercises sole voting and dispositive powers of these shares as the sole shareholder of 500 Sofia Inc. Beneficial ownership includes 1,732,000 shares underlying options to purchase common stock on the terms described in notes 2 and 3 to this "Selling Stockholders" table. Ms. Kolokouris is the daughter of Peter Kolokouris, and does not reside in his household.

6.           Beneficial ownership of these shares is held by Ioannis Kolokouris, who exercises sole voting and dispositive powers of these shares as the sole shareholder of 300 Ioannis Inc.  Beneficial ownership includes 1,732,000 shares underlying options to purchase common stock on the terms described in notes 2 and 3 to this "Selling Stockholders" table.  Mr. Kolokouris is the son of Peter Kolokouris, and does not reside in his household.

7.           Beneficial ownership of these shares is held by Anastasios Kolokouris, who exercises sole voting and dispositive powers of these shares as the sole shareholder of 200 Anastasios Inc.  Beneficial ownership includes 1,732,000 shares underlying options to purchase common stock on the terms described in notes 2 and 3 to this "Selling Stockholders" table. Mr. Kolokouris is the son of Peter Kolokouris, and does not reside in his household.

8.           Beneficial ownership of these shares is held by Demitrios Kolokouris, who exercises sole voting and dispositive powers of these shares as the sole shareholder of 100 Demetrios Inc.  Beneficial ownership includes 1,732,000 shares underlying options to purchase common stock on the terms described in notes 2 and 3 to this "Selling Stockholders" table.  Mr. Kolokouris is the son of Peter Kolokouris, and does not reside in his household.

9.           Includes shares underlying stock options assigned by Michael T. Hughes on November 3 or November 25, 2008 under two stock option agreements between Mr. Hughes and the Company dated July 10, 2008 and November 18, 2008. The stock options were granted based on the expectation that, as an incentive equity instrument, he would render future consulting services to the Company. However, the option agreements do not contain a requirement for him to do so and the Company acknowledges that, to the extent that any such services were expected or otherwise, it has received all of the consideration bargained for in the option agreements. The stock options assigned were in the following amounts and have the following expiration dates:

	No. of	Expiration
Name	Shares	Date
111 EJH, Inc.	920,000	11/18/11

609 MTH Inc.	2,410,000	11/18/11

10 EJH Inc.	3,340,000	7/10/11

Mr. Hughes has acted as consultant to the Company since July 2008.  During this time Mr. Hughes has provided consulting services involving advice and assistance on its management structure and business development and developing a product marketing strategy and publicity strategy.  The service in connection with the publicity strategy, was to advise the Company to focus on product development and not publicity.  He has also assisted the Company in locating auditing services, legal services and insurance.  The consulting arrangement does not have a specific term.  The Company did not provide any other form of compensation to Mr. Hughes or these selling stockholders in exchange for these consulting services.

10.           Beneficial ownership of these shares is held by Edward Hughes, Jr., who exercises sole voting and dispositive powers of these shares as the sole shareholder of 111 EJH, Inc.  Beneficial ownership includes 460,000 shares underlying options to purchase common stock on the terms described in notes 2 and 9 to this "Selling Stockholders" table. Mr. Hughes is the brother of Michael T. Hughes, and does not reside in his household.

11.           Beneficial ownership includes 1,660,000 shares held by Michael T. Hughes, who exercises sole voting and dispositive powers of these shares as the sole shareholder of 609 MTH, Inc., and 410,000 shares underlying options to purchase common stock held by 609 MTH, Inc., on the terms described in notes 2 and 9 to this "Selling Stockholders" table.

12.           Beneficial ownership of these shares is held by Edward Hughes, Sr., who exercises sole voting and dispositive powers of these shares as the sole shareholder of 10 EJH, Inc. Beneficial ownership includes 3,140,000 shares underlying options to purchase common stock on the terms described in notes 2 and 9 to this "Selling Stockholders" table. Mr. Hughes is the father of Michael T. Hughes, and does not reside in his household.

13.           Beneficial ownership includes 2,670,000 shares underlying options to purchase common stock on the terms described in note 2 to this "Selling Stockholders" table and this note. These stock options are under two stock option agreements between by Mr. LaLoggia and the Company dated July 10, 2008 and November 18, 2008.   The stock options were granted based upon the expectation that, as an incentive equity instrument, he would render future consulting services to the Company. However, the option agreements do not contain a requirement for him to do so and the Company acknowledges that, to the extent that any such services were expected or otherwise, it has received all of the consideration bargained for in the option agreements.  The stock options are in the following original amounts, in addition to the 1,000,000 shares assigned to Ms. Wayenberg as indicated in note 14 to this  "Selling Stockholders" table, and have the following expiration dates:

No. of	Expiration
Shares	Date
2,340,000	7/10/11

3,330,000	11/18/11

Mr. LaLoggia has acted as consultant to the Company since July 2008.  During this time Mr. LaLoggia has provided consulting services involving advice and assistance on its management structure and business development and developing a product marketing strategy and publicity strategy.  The service in connection with the publicity strategy was to advise the Company to focus on product development and not publicity. He has also assisted the Company in locating auditing services and legal services. He also provided an introduction for the Company to an investment banker contact, which investment banker independently introduced the Company to a potential sponsoring market-maker for its securities.  However, none of Mr. LaLoggia, the investment banker or the market-maker received any compensation in connection with such referrals, and such introductions were made solely based on personal relationships.  The consulting arrangement does not have a specific term.  The Company did not provide any other form of compensation to Mr. LaLoggia in exchange for these consulting services.

14.           These shares were issued upon the exercise of a stock option assigned by Mr. LaLoggia on November 3, 2008 and are under a stock option agreement between Mr. LaLoggia and the Company dated July 10, 2008 on the terms described in notes 2 and 13 to this "Selling Stockholders" table.  The stock options expire on July 10, 2011.  Ms. Wayenberg does not reside with Mr. LaLoggia.

15.           Messrs. Hughes and LaLoggia each acquired 1,660,000 shares of common stock from the Company on July 11, 2008 for $.05 per share in the Company’s Rule 504 private placement in the first half of 2008, as follows:

Transaction Date	Common Stock Outstanding Prior to July 11, 2008	Common Stock Outstanding Prior to July 11, 2008 Transaction Held by Persons other than Affiliates and Selling Stockholders	Shares Purchased by Selling Stockholders	Percentage of Shares Purchased by Selling Stockholders Relative Shares Held by Other than Affiliates and Selling Stockholder Prior to the Transaction

July 11, 2008	72,680,000	12,800,000	3,320,000	27.0%

These shares are still beneficially owned by Messrs. Hughes and LaLoggia and are not included in this prospectus.

PLAN OF DISTRIBUTION

We are registering for resale by the selling shareholders and certain transferees a total of up to 9,500,000 shares of common stock. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents.

The selling shareholders will sell the common stock registered hereunder at a price of $1.00 per share until the Company’s common stock is quoted on the OTC Bulletin Board.  Thereafter, the selling stockholders will sell at prevailing market prices or privately negotiated prices.  The price of $1.00 is the last price at which the Company’s common stock was sold in the private placement ended July 14, 2009, completed pursuant to Section 3(b) and Rule 505 of Regulation D thereunder, as more fully described in the section on page 11 entitled “Recent Transactions Affecting Equity.”

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.

The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders will sell their shares of common stock subject to the following:

1. all or a portion of the shares of common stock beneficially owned by the selling shareholders or their respective pledgees, donees, transferees or successors in interest, may be sold on the OTC Bulletin Board Market, any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;

2. each sale may be made at market prices prevailing at the time of such sale, at negotiated prices, at fixed prices, or at varying prices determined at the time of sale;

3. some or all of the shares of common stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions, or hedging transactions. The selling shareholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers or agent that in turn may sell such shares; and

4. in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and may receive commissions from the purchasers of the shares of common stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of common stock from or through such broker-dealer or agent. We have been advised that, as of the date hereof, none of the selling shareholders have made any arrangements with any broker-dealer or agent for the sale of their shares of common stock.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters.” In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statement of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations there under, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all expenses of the registration of the shares of common stock including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws. The selling shareholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling shareholders, if any.  Once sold under this shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SHARES ELIGIBLE FOR RESALE

Upon completion of the offering, assuming the offering were completed as of August 28, 2009, 39,106,000 of our outstanding shares, including those to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act.  These include 29,606,000 shares held by persons who are not affiliates of the Company, not subject to lock-ups and who have held the shares for at least 6 months, and 9,500,000 shares covered by this prospectus which are eligible for resale pursuant to this Registration Statement going effective.  Additionally, 49,874,000 shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, plus an additional 220,000 shares held by our Chief Executive Officer's son, Jesse Brock, and an additional 1,000,000 shares held by our former Chief Operating Officer, John Schwartz, are subject to lock-up agreements which, generally, restrict the sale of these shares for periods of from twelve to eighteen months after our shares begin trading on the public market.  See "Our Management – Lock-Up Agreements."  Thereafter, the shares may be sold pursuant to the volume and manner limitations of Rule 144.  7,941,000 of our outstanding shares, held by non-affiliates, plus an additional 200,000 shares held by Jesse Brock subject to the lock-up agreement referenced above, are “restricted,” as that term is defined in Rule 144 under the Securities Act, and may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144 after satisfying the applicable holding period and other requirements of the rule.  Additionally, we plan to file a Registration Statement on Form S-8 to cover the issuance of approximately 6,600,000 shares of our common stock reserved for issuance under outstanding or future awards under our 2008 Equity Incentive Plan.

DESCRIPTION OF SECURITIES

Common Stock

As of August 28, 2009, we had 98,341,000 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of shareholders is able to elect the entire board of directors, and if they do so, minority shareholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for shareholders’ meetings, except with respect to certain matters for which a greater percentage quorum is required by statute.

Our shareholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future.

As of the date of this filing, we have 18,910,000 shares of common stock reserved for issuance on exercise of outstanding options and warrants, which includes 15,340,000 shares underlying remaining stock options held by the selling stockholders under this prospectus and 3,570,000 shares represented by outstanding awards under our 2008 Equity Incentive Plan.  We also have an additional 3,030,000 shares of common stock remaining available for future awards under our 2008 Equity Incentive Plan.

The board of directors has authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders, and it is likely that additional securities will be issued to provide future financing. The issuance of additional securities could dilute the percentage interest and per share book value of existing shareholders.

Preferred Stock

Under our Certificate of Incorporation, our board of directors is authorized, without shareholder action, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the number of shares and rights, preferences, and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of our voluntary liquidation or dissolution, and voting rights, if any. If we offer preferred stock, the specific designations and rights will be described in an amended Certificate of Incorporation.

Anti-Takeover Effects of Certain Provisions

Certain provisions of the New York Business Corporation Law, our Certificate of Incorporation, and our Amended and Restated By-Laws, may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

New York Law

We are subject to Section 912 of the New York Business Corporation Law, which regulates, subject to some exceptions, acquisitions of New York corporations. In general, Section 912 prohibits us from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date the person becomes an interested shareholder, unless:

•	our Board of Directors approved the business combination or the transaction in which the person became an interested shareholder prior to the date the person attained this status;

•
the holders of a majority of our outstanding voting stock not beneficially owned by such interested shareholder approved such business combination at a meeting called for such purpose no earlier than five years after such interested shareholder attained his status; or

•	the business combination meets certain valuation requirements.

Section 912 defines a “business combination” to include, among others:

•	any merger or consolidation involving us and the interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested shareholder of 10% or more of our assets;

•	the issuance or transfer by us of 5% or more of our outstanding stock to the interested shareholder, subject to certain exceptions;

•	the adoption of any plan or proposal for our liquidation or dissolution pursuant to any agreement with the interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested shareholder; and

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 912 defines an “interested shareholder” as any shareholder who beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a corporation or who is an affiliate or associate of such corporation and at any time within the five-year period prior to the time of determination of interested shareholder status did own 20% or more of the then outstanding voting stock of the corporation.

Classified Board of Directors

Our Restated Certificate of Incorporation divides our board of directors into three classes. Therefore, the terms of office of the directors  elected and initially classified at our annual meeting held on June 2, 2009 are as follows: that of the first class shall expire at the first succeeding annual meeting of shareholders; the second class at the second succeeding annual meeting; and the third class at the third succeeding annual meeting. At each annual meeting thereafter, directors to replace those whose terms expire at such annual meeting shall be elected to three-year terms.  Our Restated Certificate of Incorporation and By-Laws provide that directors may be removed only for cause and only by the affirmative vote of in excess of 66 2/3% of the issued and outstanding shares of our common stock.

Amendments to Certificate of Incorporation

Our certificate of incorporation requires that any proposed amendment to the provisions of our certificate of incorporation relating to the de-classification of directors, the removal of directors for cause, or the exculpation of directors for liability to the Corporation or the shareholders, be approved by an affirmative vote of in excess of 66 2/3% of the issued and outstanding shares of Common Stock entitled to vote thereon at the time of any such proposed amendment.

Amendments to By-Laws

Our By-Laws, as amended, require the affirmative vote of in excess of 66 2/3% of the issued and outstanding shares entitled to vote thereon or the affirmative vote of a majority of the Board of Directors to amend or repeal By-Laws governing the manner of conducting shareholder meetings, advance notice procedures to be followed by shareholders who desire to bring business before any annual meeting, advance notice procedures for nominating candidates for election to our Board of Directors, and procedures for increasing or decreasing the number of directors, filling vacancies on the Board of Directors, and removing directors.

LEGAL MATTERS

The validity of the common stock we are offering pursuant to this prospectus will be passed upon by Woods Oviatt Gilman LLP, outside counsel to the Company.  Woods Oviatt Gilman LLP does not beneficially own any of our common stock.

EXPERTS

The financial statements and schedules included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited or reviewed, as the case may be, by Rotenberg & Co. LLP and are included in reliance upon the authority of said firms as experts in giving said reports.   Rotenberg & Co. LLP does not beneficially own any of our common stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission. Our reports, proxy statements and other information filed with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street N.E. Washington DC 20549. Copies of such material also may be obtained at prescribed rates from the Public Reference Branch of the Commission at 100 F Street N.E. Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

You may request a copy of these filings, at no cost by writing or telephoning us at the following address:

WindTamer Corporation
6053 Ely Avenue
Livonia, New York  14487
(585) 346-6442
Attention: Corporate Secretary

We have filed with the SEC a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the common stock to be sold in this offering.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement or the exhibits. You should rely only on the information provided in this prospectus or any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. The selling security holders will not make an offer of the shares of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WindTamer Corporation

Index to Financial Statements

Financial Statement

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2008	F-3

Statements of Operations for the years ended December 31, 2008 and 2007 and for the period from inception	F-4

Statements of Cash Flows for the years ended December 31, 2008 and 2007 and for the period from inception	F-5

Statement of Stockholders’ Equity since inception through December 31, 2008	F-6

Notes to Financial Statements	F-7

Condensed Balance Sheets as of June 30, 2009 (unaudited) and December 31, 2008	F-14

Unaudited Condensed Statements of Operations for the Three Months and Six Months Ended June 30, 2009 and 2008, and the Period from Date of Inception (March 30, 2001) through June 30, 2009	F-15

Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2009 and 2008, and the Period from Date of Inception (March 30, 2001) through June 30, 2009	F-16

Unaudited Statement of Stockholders' Equity from inception through June 30, 2009	F-17

Notes to Unaudited Condensed Financial Statements	F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
WindTamer Corporation (formerly Future Energy Solutions, Inc.)

We have audited the accompanying balance sheets of WindTamer Corporation (formerly Future Energy Solutions, Inc.) as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and for the period from date of inception (March 30, 2001) through December 31, 2008. WindTamer Corporation's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in the restatement paragraph within Note 1 to the financial statements, WindTamer Corporation has adjusted its previously issued 2008 financial statements to revise the classification of functional expenses on the statements of operations and certain footnote disclosures as required by accounting principles generally accepted in the United States of America.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WindTamer Corporation as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and for the period from date of inception (March 30, 2001) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rotenberg & Co., LLP

Rochester, New York
February 13, 2009, except for Note 1,
as to which the date is May 1, 2009

WINDTAMER CORPORATION
formerly Future Energy Solutions, Inc.
(A Development Stage Company)
Balance Sheets
December 31, 2008 and December 31, 2007

	Year Ended	Year Ended
	December 31,	December 31,
	2008	2007
ASSETS
Current assets
Cash	$204,771	$30,410
Prepaid expenses	6,789	0
Security deposits	1,950	0
Total current assets	213,510	30,410

Fixed assets
Intangible assets
Patent	17,868	11,952
Trademark	4,525	0
Less accumulated amortization	(1,406)	(703)
Total intangible assets	20,987	11,249

Property and equipment
Equipment	10,268	248
Furniture and fixtures	6,200	0
Less accumulated depreciation	(1,779)	(9)
Total property and equipment	14,689	239
Total fixed assets	35,676	11,488

Total assets	$249,186	$41,898

LIABILITIES
Current liabilities
Accounts payable	$33,296	$3,872
Payroll liabilities	9,176	0
Total current liabilities	42,472	3,872

Stockholders’ equity
Preferred stock, 5,000,000 shares authorized, $.0001 par value; none issued or outstanding	0	0
Common stock, 500,000,000 shares authorized, $0.0001 par value; 80,640,000 and 61,400,000 shares issued and outstanding respectively	8,064	6,140
Additional paid-in capital	1,430,199	123,629
Deficit accumulated during development stage	(1,231,549)	(91,743)
Total stockholders’ equity	206,714	38,026

Total liabilities and stockholders’ equity	$249,186	$41,898

The accompanying notes are an integral part of the financial statements.

WINDTAMER CORPORATION
formerly Future Energy Solutions, Inc.
(A Development Stage Company)
Statements of Operations
For the Years Ended December 31, 2008 and December 31, 2007
and For the Period Since Inception

			Period from Date
			of Inception
	Year Ended	Year Ended	(March 30, 2001)
	December 31,	December 31,	through
	2008	2007	December 31, 2008

Research and development expenses:
Officer compensation	$94,113	$6,000	$100,113
Payroll taxes	4,527	0	4,527
Other research and development	150,531	0	190,813
Total research and development expenses	249,171	6,000	295,453

Selling, general and administrative expenses:
Advertising and promotion	34,584	0	34,584
Amortization	703	703	1,406
Automobile expense	11,521	357	11,878
Bank charges	38	0	38
Depreciation	1,770	9	1,779
Director fees	1,892	0	1,892
Donations	620	0	620
Dues and subscriptions	300	0	300
Employee benefits	9,157	0	9,157
Insurance	6,076	0	6,076
Interest and penalties	975	0	975
Labor	3,200	0	3,780
Meals and entertainment	2,730	0	2,730
Office supplies	5,742	1,107	6,859
Officer compensation	176,666	13,800	190,466
Payroll	16,624	0	16,624
Payroll taxes	14,197	0	14,197
Postage and delivery	1,837	0	1,837
Professional fees:
Accounting	32,651	500	33,151
Auditing	15,000	0	15,000
Consulting	447,885	0	447,885
Legal fees	69,578	3,727	97,183
Other	3,554	0	3,554
Rent - equipment	21,921	0	21,921
Rent - occupancy	1,400	0	1,400
State franchise tax	25	113	856
Supplies	1,637	0	1,637
Telephone	2,354	151	2,505
Travel	5,750	0	5,750
Utilities	248	0	248
Total selling, general and administrative expenses	890,635	20,467	936,288

Total expenses	1,139,806	26,467	1,231,741

Loss from operations	(1,139,806)	(26,467)	(1,231,741)
Non-operating revenue
Interest	0	0	192
Net loss before income taxes	(1,139,806)	(26,467)	(1,231,549)
Income taxes	0	0	0
Net loss	$(1,139,806)	$(26,467)	$(1,231,549)
Net loss per common share - basic and diluted	$(0.02)	$(0.00)	$(0.02)
Weighted average number of common shares outstanding - basic and diluted	73,206,667	60,116,667	61,728,171

The accompanying notes are an integral part of the financial statements.

WINDTAMER CORPORATION
formerly Future Energy Solutions, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Years Ended December 31, 2008 and December 31, 2007
and For the Period Since Inception through December 31, 2008

			Period from Date
			of Inception
	Year Ended	Year Ended	(March 30, 2001)
	December 31,	December 31,	through
	2008	2007	December 31, 2008

Operating activities
Net loss	$(1,139,806)	$(26,467)	$(1,231,549)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization expense	703	703	1,406
Depreciation expense	1,770	9	1,779
Services received in exchange for common stock	0	0	3,000
Stock-based consulting costs and director fees	407,752	0	407,752
Changes in operating assets and liabilities:
Increase in prepaid expenses	(6,789)	0	(6,789)
Increase in security deposits	(1,950)	0	(1,950)
Increase in accounts payable	29,424	3,154	33,296
Increase in payroll liabilities	9,176	0	9,176
Net cash used in operating activities	(699,720)	(22,601)	(783,879)

Investing Activities
Acquisition of fixed assets	(16,220)	(248)	(16,468)
Increase in intangible assets	(10,441)	0	(22,393)
Net cash used in investing activities	(26,661)	(248)	(38,861)

Financing activities
Proceeds from issuance of common stock	907,000	70,000	1,027,000
Proceeds from exercise of stock options	20,000	0	20,000
Expenses paid by shareholder	0	0	23,510
Cash paid for services related to offering	(26,258)	(16,741)	(42,999)
Net cash provided by financing activities	900,742	53,259	1,027,511

Increase in cash	174,361	30,410	204,771

Cash – beginning	30,410	0	0

Cash – ending	$204,771	$30,410	$204,771

Supplemental Information:

Income Taxes Paid	$0	$0	$0
Interest Paid	$975	$0	$975

The accompanying notes are an integral part of the financial statements.

WINDTAMER CORPORATION
formerly Future Energy Solutions, Inc.
(A Development Stage Company)
Statements of Stockholders’ Equity
Since Inception through December 31, 2008

	Treasury Stock		Common Stock		Additional	Deficit Accumulated During the	Total
	Number of Shares	Par Value	Number of Shares	Par Value	Paid-In Capital	Development Stage	Stockholders’ Equity

Issuance of common stock in exchange for services			60,000,000	6,000	(3,000)		3,000
Net loss for the period from March 30, 2001 through December 31, 2001						(3,100)	(3,100)
Balance, December 31, 2001	0	0	60,000,000	6,000	(3,000)	(3,100)	(100)

Expenses paid by shareholder					20,000		20,000
Issuance of common stock for cash			93,320	9	49,991		50,000
Net loss for 2002						(61,348)	(61,348)
Balance, December 31, 2002	0	0	60,093,320	6,009	66,991	(64,448)	8,552

Expenses paid by shareholder					3,510		3,510
Treasury stock received at no cost	93,320						0
Retirement of treasury stock	(93,320)		(93,320)	(9)	9		0
Net loss for 2003						(428)	(428)
Balance, December 31, 2003	0	0	60,000,000	6,000	70,510	(64,876)	11,634

Net loss for 2004						(140)	(140)
Balance, December 31, 2004	0	0	60,000,000	6,000	70,510	(65,016)	11,494

Net loss for 2005						(130)	(130)
Balance, December 31, 2005	0	0	60,000,000	6,000	70,510	(65,146)	11,364

Net loss for 2006						(130)	(130)
Balance, December 31, 2006	0	0	60,000,000	6,000	70,510	(65,276)	11,234

Issuance of common stock for cash			1,400,000	140	69,860		70,000
Offering costs paid by Company					(16,741)		(16,741)
Net loss for 2007						(26,467)	(26,467)
Balance, December 31, 2007	0	0	61,400,000	6,140	123,629	(91,743)	38,026

Issuance of common stock for cash			18,140,000	1,814	905,186		907,000
Issuance of common stock under stock award agreement			700,000	70	34,930		35,000
Offering costs paid by Company					(26,258)		(26,258)
Stock option expense					372,752		372,752
Issuance of stock under stock options			400,000	40	19,960		20,000
Net loss for 2008						(1,139,806)	(1,139,806)
Balance, December 31, 2008	0	0	80,640,000	8,064	1,430,199	(1,231,549)	206,714

WINDTAMER CORPORATION
formerly Future Energy Solutions, Inc.
(A Development Stage Company)
Notes To The Financial Statements
Years Ended December 31, 2008 and December 31, 2007

Note 1 – Summary of Significant Accounting Policies

The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Method of Accounting

WindTamer Corporation maintains its books and prepares its financial statements on the accrual basis of accounting.

Cash and Cash Equivalents

Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.  WindTamer Corporation maintains cash and cash equivalents at financial institutions which periodically may exceed federally insured limits.

Fixed Assets

Fixed assets are recorded at cost.  Depreciation is computed using accelerated methods over the estimated useful lives which range from 5 to 7 years. Expenditures for renewals and betterments are capitalized.  Expenditures for minor items, repairs and maintenance are charged to operations as incurred.  Any gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets .  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset including its ultimate disposition.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets.  During the years ending December 31, 2008 and 2007, no impairment was considered necessary.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

No income taxes have been incurred from inception through 2008.  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

WINDTAMER CORPORATION
formerly Future Energy Solutions, Inc.
(A Development Stage Company)
Notes To The Financial Statements
Years Ended December 31, 2008 and December 31, 2007

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment (“SFAS No. 123R”).  SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements.  That cost will be measured based on the fair value of the equity or liability instruments issued.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees.”  The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.  Stock-based compensation related to non-employees is accounted for based on the fair value of the related stock or options or the fair value of the services, which ever is more readily determinable in accordance with SFAS 123(R).

Recent Pronouncements

WindTamer Corporation does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the results of operations, financial position, or cash flow.

Development Stage

WindTamer Corporation has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to planning, raising capital, research and development, and developing markets for its products.  Accordingly, the financial statements of the Company have been prepared in accordance with the accounting and reporting principles prescribed by SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises,” issued by FASB.

Basic and Diluted Loss Per Share

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128 “Earnings per Share” (“SFAS 128”), which requires the presentation of basic and diluted earnings per share.  Basic earnings per share reflects the actual weighted average of shares issued and outstanding during the period.  Diluted earnings per share are computed including the number of additional shares that would have been outstanding if dilutive potential shares had been issued. In a loss year, the calculation for basic and diluted earnings per share is considered to be the same, as the impact of potential common shares is anti-dilutive.

During the year ended December 31, 2008, there were no instruments outstanding that could potentially be dilutive because the exercise price for all stock options was equal to the fair market value of the stock.  There were no potentially dilutive instruments outstanding prior to January 1, 2008.

Restatement

Subsequent to the original issuance of the financial statements it was determined that certain disclosures required by accounting principles generally accepted in the United States (GAAP) were omitted.  These financial statements have been restated to present the expenses on the statement of operations by their functional category, as well as add and revise certain footnote disclosures required by GAAP.  The footnote disclosures restatements made are as follows:

➢
Note 1 was restated to include accounting policies related to fixed assets and impairment of long-lived assets, as well as modify and expand the accounting policy related to stock-based compensation and loss per share.

➢	Note 8 was restated to include all stock-based compensation disclosures required by FAS 123R.
➢	Note 9 was restated to include the accounting policy related to the consulting agreement, as well as the impact of the agreement on the financial statements.
➢	Note 11 was added to present the income tax related disclosures required by FAS 109 and FIN 48.

There were no changes to the balance sheet, earnings, statement of cash flows, or equity of the company as a result of these restatements.  The financial statements have not been updated to reflect subsequent events since the date of the original issuance of the financial statements.

Note 2 – Going Concern

The financial statements have been prepared assuming that WindTamer Corporation will continue as a going concern.  The Company is in a development stage and has had no revenue.  The lack of sales and recurring losses from operations raise substantial doubt about the Company’s ability to continue as a going concern.  Continuation of the Company is dependent on achieving sufficiently profitable operations and may require additional financing.  The Company plans to launch the commercialization of its planned products utilizing its current working capital, and by outsourcing manufacturing and marketing through regional distributors in 2009.  It is also seeking additional equity financing from private sources to provide working capital.  There can be no assurance that any revenues from these planned operations or proceeds from its planned equity financing will be sufficient.  In the event it is not sufficient, the Company would need to seek other sources of capital.  There can be no assurance that the Company will be successful in raising additional capital when it is required.

WINDTAMER CORPORATION
formerly Future Energy Solutions, Inc.
(A Development Stage Company)
Notes To The Financial Statements
Years Ended December 31, 2008 and December 31, 2007

Note 3 – Organization

WindTamer Corporation was incorporated on March 30, 2001 in the State of New York as Future Energy Solutions, Inc.  During 2008, the officers of the Company consisted of Gerald Brock and Lucinda Brock, a married couple, and Jesse Brock, their son.  As of October 30, 2008, Lucinda Brock and Jesse Brock are no longer officers of the Company.  In October 2008, Mr. Brock’s daughter, Amy Brock, was appointed Corporate Secretary.

The Company increased the size of its Board of Directors to three on October 25, 2008.  Eugene Richard Henn and Anthony C. Romano, Jr. were appointed to the newly created directorships.  On November 24, 2008, the Company increased the size of its Board of Directors to four and appointed George Naselaris to the newly created directorship.

Note 4 – Intangible Assets

WindTamer Corporation obtained a United States patent for its fluid-driven vacuum-enhanced electrical generator on December 2, 2003.  The costs associated with obtaining the patent were incurred in 2002 and 2003.  These costs, totaling $11,952, were capitalized and are being amortized on a straight-line basis over the estimated useful life of 17 years beginning on January 1, 2007, the date the patent was place in service.

The Company applied for a United States patent for its inlet wind suppressor assembly on January 16, 2008.  The costs associated with this patent through December 31, 2008 total $5,916.  These costs were capitalized and will be amortized on a straight-line basis over the estimated useful life of 17 years beginning when the patent is obtained.

The Company applied for several trademarks during 2008.  Costs associated with these trademarks through December 31, 2008 were $4,525.  These costs were capitalized and will be amortized on a straight-line basis over the estimated useful life of 15 years beginning when the trademarks are finalized.

Amortization expense for each of the next five years is estimated to be $1,400 or less, assuming no major additional costs occur that require amortization of intangible assets.

Note 5 – Research and Development Costs

All costs related to research and development are expensed when incurred.  Research and development costs consist of expenses to develop prototypes.  Specifically, these costs consist of engineering fees, labor and manufacturing, materials, and generators.

Note 6 – Capitalization

WindTamer Corporation has the authority to issue 500 million shares of Common Stock at par value of $.0001 per share.  The holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

WINDTAMER CORPORATION
formerly Future Energy Solutions, Inc.
(A Development Stage Company)
Notes To The Financial Statements
Years Ended December 31, 2008 and December 31, 2007

The costs associated with the stock offering, totaling $26,258 for 2008 and $16,741 for 2007, were treated as a reduction to Additional Paid-In Capital.  Additional costs will likely be incurred pertaining to the stock offering.

Note 7 – Stock Split and Change in Par Value

On December 7, 2007 the Company effected a 428.57-to-1 stock split.  On that date, the Company reduced the par value of common stock from $.01 to $.001 per share.  All references to the number of common shares, as well as per-share data in the accompanying financial statements, have been adjusted to reflect the stock split and change in par value retroactively.  As a result of the stock split and change in par value, common stock increased and additional paid-in capital decreased by $2,930.

On November 25, 2008, the Company effected a 20-for-1 split of its outstanding shares of common stock, resulting in there then being approximately 79,640,000 common shares outstanding, and reduced the par value of its stock from $.001 to $.0001 per share.  In addition, the Company’s authorized shares were increased to 500 million common shares and 5 million preferred shares.  The shares of preferred stock are undesignated “blank check” shares.  References to share amounts in these financial statements and notes have been adjusted to reflect the November 25, 2008 stock split.

Note 8 – Stock Based Compensation

The Company has established the “2008 Equity Incentive Plan” which is a shareholder approved plan that permits the granting of share options and shares to employees, directors and consultants.  The Company believes that such awards better align the interests of the employees and consultants with those of the Company’s shareholders.  The 2008 Equity Incentive Plan provides for the issuance of up to 8,000,000 shares of common stock of which 1,000,000 shares are available for grant as Incentive Stock Options.  The exercise price for options awarded is 100% of the fair market value of the common stock on the day of grant.  The options generally vest either immediately on the date of grant or 1 year from the date of grant.

For the year ended December 31, 2008, the Company recorded compensation costs for options and shares granted under the plan amounting to $407,752.  There were no stock options or shares granted or outstanding prior to January 1, 2008, therefore no compensation expense was recorded in 2007.  The impact of this expense was to increase basic and diluted net loss per share from $.01 to $.02 for the year ended December 31, 2008.  A deduction is not allowed for income tax purposes until nonqualified options are exercised. The amount of this deduction will be the difference between the fair value of the Company’s common stock and the exercise price at the date of exercise. Accordingly, there is a deferred tax asset recorded for the tax effect of the financial statement expense recorded. The tax effect of the income tax deduction in excess of the financial statement expense, if any, will be recorded as an increase to additional paid-in capital.  No tax deduction is allowed for ISO’s. Accordingly no deferred tax asset is recorded for GAAP expense related to these options.

Management has valued the options at their date of grant utilizing the Black Scholes Option Pricing Model.  Since there is not a public market for the Company shares, the fair value of the underlying shares was determined based on recent transactions by the Company to sell shares to third parties.  Further, the excepted volatility was calculated using the historical volatility of a similar public entity in the alternative electricity industry in accordance with Question 6 of SAB Topic 14.D.1.  In making this determination and finding another similar company, the Company considered the industry, stage of life cycle, size and financial leverage of such other entities.  Based on the development stage of the Company, similar companies with enough historical data are not available.   The Company was able to find one entity that met the industry criterion and as a result has based its expected volatility off this Company’s historical stock prices for a period similar to the expected term of the option.  The risk-free interest rate is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.  The expected life of options used was based on the contractual life of the option granted.  The Company determined the expected dividend rate based on the assumption and expectation that earnings generated from operations are not expected to be adequate to allow for the payment of dividends in the near future.  The following weighted-average assumptions were utilized in the fair value calculations for options granted:

Year Ended December 31, 2008

Expected dividend yield	0%
Expected stock price volatility	35.21%
Risk-free interest rate	1.1%
Expected life of options	2.4 Years

The Company has granted stock options to consultants, advisors and directors in the following grants:

Date of	Shares	Exercise	Shares Outstanding	Expiration	Vesting
Grant	Granted	Price	as of 12/31/08	Date	Date

07/10/08	10,000,000	$.05	10,000,000	07/10/11	07/10/08
10/28/08	400,000.05		400,000	10/28/18	10/28/09
11/18/08	11,200,000.05		11,200,000	11/18/11	11/18/08
11/18/08	12,000,000.05		12,000,000	11/18/09	11/18/08
11/24/08	200,000.05		200,000	11/24/18	11/24/09
11/25/08	400,000.05		400,000	11/25/11	11/25/08
12/16/08	400,000.05		0	12/16/11	12/16/08
Total			34,200,000

WINDTAMER CORPORATION
formerly Future Energy Solutions, Inc.
(A Development Stage Company)
Notes To The Financial Statements
Years Ended December 31, 2008 and December 31, 2007

 The following table summarizes the status of the Company’s aggregate stock options granted under the incentive stock option plan:

	Number	Weighted
	of Shares	Average	Weighted
	Remaining	Intrinsic	Average	Aggregate
Subject to Exercise	Options	Price	Life (Years)	Value

Outstanding as of December 31, 2007	-	$-
Granted – 2008	34,600,000	$.05
Forfeited – 2008	-	$-
Exercised – 2008	(400,000)	$.05
Outstanding as of December 31, 2008	34,200,000	$.05	2.20	$-

Exercisable as of December 31, 2008	33,600,000	$.05	2.06	$-

 The weighted-average grant date fair value of options granted during the year ended December 31, 2008 was $.01. The total intrinsic value of options exercised during the year ended December 31, 2008 was $ 0.

 The following table summarizes the status of the Company’s aggregate non-vested shares granted under the 2008 Equity Incentive Plan (See Note 9):

	Number of Non-vested Shares Subject to Options	Weighted- Average Grant-Date Fair Value
Non-vested as of December 31, 2007	0	$
Non-vested granted — year ended December 31, 2008	1,000,000		$.05
Vested — year ended December 31, 2008	700,000		$.05
Forfeited — year ended December 31, 2008	0	$
Non-vested as of December 31, 2008	300,000		$.05

 As of December 31, 2008, the unrecognized compensation cost related to non-vested share based compensation arrangements granted under the plan that was approximately $27,000.  These costs are expected to be recognized during 2009. The total fair value of options and shares vested during the year period ended December 31, 2008 was $405,860.

Note 9 – Consulting Agreement

In October 2008, the Company entered into an agreement with an individual to provide management consulting services through September 30, 2009.  As compensation, the Company will pay $1,000 for each full week during the term.  The Company also entered into a Stock Award Agreement with this individual on the same date.  He will receive one million shares of common stock vesting according to a schedule.  The Company issued 100,000 shares of common stock to him upon signing the consulting agreement and 600,000 shares subsequently vested prior to December 31, 2008 upon the satisfaction of other performance criteria.  The Company is valuing the stock on each vesting date using the fair market value of the common stock of $.05 in accordance with EITF 96-18.  The fair value of the equity instrument is recognized over the period the related service is performed in accordance to EITF 00-18.  During the year ended December 31, 2008, the Company recognized $35,000 of stock based compensation related to this award.  See note 8 for the aggregate non-vested shares reconciliation and the unrecognized compensation cost related to the non-vested share based compensation arrangements.

Note 10 – Sublease Agreement

On December 1, 2008, the Company entered into a sublease agreement with Athletica, Inc. to lease a manufacturing facility.  The term of the lease is from December 1, 2008 through February 28, 2009, after which the lease is expected to continue on a month-to-month basis.  Monthly rent of $1,400 is due on the first day of each month beginning December 1, 2008.  A security deposit of $1,400 was also paid in 2008.
Note 11 - Income Taxes

Following is a summary of the components giving rise to the income tax provision (benefit) for the years ended December 31:

	2008	2007	Inception

Current	$-	$-	$-

Deferred	(438,907)	(10,587)	(475,604)
Less increase in allowance	438,907	10,587	475,604
Net deferred	-	-	-
Total income tax provisions (benefit)	$-	$-	$-

 Individual components of the deferred tax asset are as follows as of December 31,:

	2008	2007

Net operating loss carry forwards	$287,512	$16,930
Stock based compensation	147,021	-
Depreciation and amortization	41,071	19,767

Total	475,604	36,697
Less valuation allowance	(475,604)	(36,697)
Net deferred tax assets	$-	$-

 The Company has approximately $810,000 of net operating loss carryforwards (“NOL’s”) available to reduce future taxable income.  These carryforwards expire at various dates through 2028.  A portion of the net operating loss carryforward amounting to approximately $35,000, relates to tax deductions for stock awards vested, which are not included in the determination of the deferred tax assets above and will be recognized in accordance with SFAS 123(R) when realized for tax purposes.  Due to the uncertainty as to the Company’s ability to generate sufficient taxable income in the future and utilize the NOL’s before they expire, the Company has recorded a valuation allowance to offset the deferred tax assets.

 The differences between the United States statutory federal income tax rate and the effective income tax rate in the accompanying consolidated statements of operations are as follows:

	2008	2007	Inception

Statutory United States federal rate	(34)%	(34)%	(34)%
State income taxes net of federal benefit	(6)	(6)	(6)
Permanent differences	1	-	-
Change in valuation reserves	39	40	40

Effective tax rate	-%	-%	-%

 In July 2006, the FASB released Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109” (“FIN48”).  Effective for fiscal years beginning after December 15, 2006, FIN48 provides guidance on the financial statement recognition and measurement for income tax positions that we have taken or expect to take in our income tax returns.  It also provides related guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We adopted the provisions of FIN48 on January 1, 2007.  The adoption did not have a material impact on the Company’s consolidated results of operations and financial position, and therefore, the Company did not have any adjustment to the January 1, 2007 beginning balance of retained earnings.  In addition, the Company did not have any material unrecognized tax benefits at December 31, 2007 or 2008.

The Company recognizes interest and penalties related to unrecognized tax benefits in general and administrative expense. During the years ended December 31, 2008 the Company recognized no material interest and penalties.

 The Company files income tax returns in the U.S. federal jurisdiction and applicable states. The tax years 2001 -2008 remain open to examination by major taxing jurisdictions to which the Company is subject.

Note 12 – Subsequent Events

The Company commenced a $20 million private placement of common stock at $1 per share in January 2009.  Since December 31, 2008 and through February 13, 2009, the Company raised an additional $70,000 through the issuance of 70,000 shares of common stock of the Company.

On February 10, 2009, the Company granted stock options to purchase one million shares of its common stock to a consultant.  The stock options have a contractual life of ten years from the date of the grant.  The consultant became vested in 50% of the options on June 30, 2009 and will become vested in the remaining 50% on September 30, 2009.

In accordance with a Stock Award Agreement the Company entered into with a consultant in November 2008, the Company issued the final 300,000 shares of common stock to him upon meeting performance criteria on January 27, 2009.

In February 2009, the Company entered into a consulting agreement with an individual.  As compensation for the performance of services, the Company will pay $5,000 per month for each full month during the term of this agreement.

WINDTAMER CORPORATION
(A Development Stage Company)
Balance Sheets

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets
Cash	$65,386	$204,771
Stock subscriptions receivable	50,000	0
Prepaid expenses and other current assets	15,983	8,739
Total current assets	131,369	213,510

Long-lived assets
Intangible assets
Patent	23,168	17,868
Trademark	4,525	4,525
Less accumulated amortization	(1,758)	(1,406)
Total intangible assets	25,935	20,987

Property and equipment
Equipment	19,006	10,268
Furniture and fixtures	12,880	6,200
Software	7,365	0
Less accumulated depreciation	(6,512)	(1,779)
Total property and equipment	32,739	14,689
Total long-lived assets	58,674	35,676

Total assets	$190,043	$249,186

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$187,590	$33,296
Customer deposits	60,000	0
Payroll liabilities	6,595	9,176
Total current liabilities	254,185	42,472

Commitments and Contingencies	0	0

Stockholders' equity
Preferred stock, 5,000,000 shares authorized, $.0001 par value; none issued or outstanding	0	0
Common stock, 500,000,000 shares authorized, $0.0001 par value; 81,576,000 and 80,590,000 shares issued and outstanding respectively	8,158	8,064
Additional paid-in capital	2,799,783	1,430,199
Deficit accumulated during development stage	(2,872,083)	(1,231,549)
Total stockholders' equity	(64,142)	206,714

Total liabilities and stockholders' equity	$190,043	$249,186

The accompanying notes are an integral part of the financial statements.

WINDTAMER CORPORATION
(A Development Stage Company)
Statements of Operations (unaudited)

					Period from Date
					of Inception
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	(March 30, 2001)
	June 30,	June 30,	June 30,	June 30,	through
	2009	2008	2009	2008	June 30, 2009

Research and development expenses:
Compensation and payroll taxes	41,520	26,301	67,097	52,602	171,737
Other research and development	237,491	51,247	324,176	67,381	514,989
Total research and development expenses	279,011	77,548	391,273	119,983	686,726

Selling, general and administrative expenses:
Advertising, promotion and travel	34,257	15,576	52,293	17,963	107,854
Amortization and depreciation	2,600	535	5,085	1,069	8,270
Insurance	2,733	0	5,466	502	11,542
Interest and penalties	0	975	1,000	975	1,975
Office expense	6,907	2,675	9,708	4,873	20,379
Compensation and payroll taxes	358,244	65,870	554,468	130,289	790,585
Professional fees	102,351	12,800	518,654	18,000	1,115,427
Public company expense	21,130	0	30,655	0	30,655
Rent - equipment	7,235	6,000	7,235	6,000	29,156
Occupancy expense	8,856	0	55,571	0	56,971
State franchise tax	17	0	326	0	1,182
Utilities	2,792	502	8,800	1,290	11,553
Total selling, general and administrative expenses	547,122	104,933	1,249,261	180,961	2,185,549

Total expenses	826,133	182,481	1,640,534	300,944	2,872,275

Loss from operations	(826,133)	(182,481)	(1,640,534)	(300,944)	(2,872,275)
Non-operating revenue
Interest	0	0	0	0	192
Net loss before income taxes	(826,133)	(182,481)	(1,640,534)	(300,944)	(2,872,083)
Income taxes	0	0	0	0	0
Net loss	$(826,133)	$(182,481)	$(1,640,534)	$(300,944)	(2,872,083)
Net loss per common share - basic and diluted	$(0.01)	$(0.00)	$(0.02)	$(0.00)	(0.05)
Weighted average number of common shares outstanding - basic and diluted	81,542,667	66,490,000	81,364,833	64,546,667	62,918,272

The accompanying notes are an integral part of the financial statements.

WINDTAMER CORPORATION
(A Development Stage Company)
Statements of Cash Flows (unaudited)

			Period from Date
			of Inception
	Six Months Ended	Six Months Ended	(March 30, 2001)
	June 30,	June 30,	through
	2009	2008	June 30, 2009

Operating activities
Net loss	$(1,640,534)	$(300,944)	$(2,872,083))
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation expense	5,085	1,069	8,270
Stock-based compensation	750,022	0	1,160,774
Changes in operating assets and liabilities:
Increase in prepaid expenses and other current assets	(7,244)	(3,000)	(15,983)
Customer deposits	60,000	0	60,000
Increase in trade accounts payable	145,358	69,369	178,654
Increase (decrease) in payroll liabilities	(2,581)	0	6,595
Net cash used in operating activities	(689,894)	(233,506)	(1,473,773)

Investing Activities
Acquisition of fixed assets	(22,783)	(4,575)	(39,251)
Acquisition of intangible assets	(5,300)	(11,300)	(27,693)
Net cash used in investing activities	(28,083)	(15,875)	(66,944)

Financing activities
Proceeds from issuance of common stock	586,000	444,000	1,636,510
Proceeds from exercise of stock options	0	0	20,000
Stock offering expenses paid	(7,408)	(1,799)	(50,407)
Net cash provided by financing activities	578,592	442,201	1,606,103

Increase (decrease) in cash	(139,385)	192,820	65,386

Cash - beginning	204,771	30,410	0

Cash - ending	$65,386	$223,230	$65,386

Supplemental Information:

Income Taxes Paid	$0	$0	$0
Interest Paid	$0	$0	$975
Non-cash investing and financing transactions
Increase in stock subscriptions receivable	$50,000	$0	$50,000
Stock offering expenses included in accounts payable	$8,936	$0	$8,936

The accompanying notes are an integral part of the financial statements.

WINDTAMER CORPORATION
(A Development Stage Company)
Statements of Stockholders' Equity (unaudited)
From Inception through June 30, 2009

	Treasury Stock		Common Stock			Deficit Accumulated
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-In Capital	During the Development Stage	Total Stockholders' Equity

Issuance of common stock in exchange for services			60,000,000	6,000	(3,000)		3,000
Net loss for the period from March 30 through December 31, 2001						(3,100)	(3,100)
Balance, December 31, 2001	0	0	60,000,000	6,000	(3,000)	(3,100)	(100)

Expenses paid by shareholder					20,000		20,000
Issuance of common stock for cash			93,320	9	49,991		50,000
Net loss for 2002						(61,348)	(61,348)
Balance, December 31, 2002	0	0	60,093,320	6,009	66,991	(64,448)	8,552

Expenses paid by shareholder					3,510		3,510
Treasury stock received at no cost	93,320						0
Retirement of treasury stock	(93,320)		(93,320)	(9)	9		0
Net loss for 2003						(428)	(428)
Balance, December 31, 2003	0	0	60,000,000	6,000	70,510	(64,876)	11,634

Net loss for 2004						(140)	(140)
Balance, December 31, 2004	0	0	60,000,000	6,000	70,510	(65,016)	11,494

Net loss for 2005						(130)	(130)
Balance, December 31, 2005	0	0	60,000,000	6,000	70,510	(65,146)	11,364

Net loss for 2006						(130)	(130)
Balance, December 31, 2006	0	0	60,000,000	6,000	70,510	(65,276)	11,234

Issuance of common stock for cash			1,400,000	140	69,860		70,000
Offering costs					(16,741)		(16,741)
Net loss for 2007						(26,467)	(26,467)
Balance, December 31, 2007	0	0	61,400,000	6,140	123,629	(91,743)	38,026

Issuance of common stock for cash			18,140,000	1,814	905,186		907,000
Issuance of common stock under stock award agreement			700,000	70	34,930		35,000
Offering costs					(26,258)		(26,258)
Stock option expense					372,752		372,752
Issuance of stock under stock options			400,000	40	19,960		20,000
Net loss for 2008						(1,139,806)	(1,139,806)
Balance, December 31, 2008	0	0	80,640,000	8,064	1,430,199	(1,231,549)	206,714

Issuance of common stock for cash			636,000	64	635,936		636,000
Offering costs					(16,344)		(16,344)
Stock option expense					450,022		450,022
Issuance of common stock under stock award agreement			300,000	30	299,970		300,000
Net loss for the period from January 1 through June 30, 2009						(1,640,534)	(1,640,534)
Balance, June 30, 2009	0	0	81,576,000	8,158	2,799,783	(2,872,083)	(64,142)

The accompanying notes are an integral part of the financial statements.

WINDTAMER CORPORATION
(A Development Stage Company)
Notes To The Financial Statements
Six-Month Period Ended June 30, 2009
(Unaudited)

Note 1 – Description of Business and Summary of Significant Accounting Policies

Description of Business

WindTamer Corporation (the Company) was incorporated on March 30, 2001 in the State of New York as Future Energy Solutions, Inc. and in November 2008 changed its name to WindTamer Corporation.  The Company is an independent developer of wind turbine technology to harness wind as a source of power generation.  The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to planning, raising capital, research and development, and developing markets for its products.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information required by GAAP for complete annual financial statement presentation.

In the opinion of management, all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results of operations have been included in the accompanying unaudited condensed financial statements.  Operating results for the six-month period ended June 30, 2009, are not necessarily indicative of the results to be expected for other interim periods or the full fiscal year.  These financial statements should be read in conjunction with the consolidated financial statements and accompanying notes contained in the WindTamer Corporation Form 10-K/A for the fiscal year ended December 31, 2008.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fixed Assets

Fixed assets are recorded at cost.  Depreciation is computed using accelerated methods over the shorter of the estimated useful lives or the related lease for leasehold improvements. Leasehold improvements for space leased on a month-to-month basis are expensed when incurred.  For the six-month period ended June 30, 2009, approximately $37,000 of leasehold improvements are included in operating expenses.  Expenditures for renewals and betterments are capitalized.  Expenditures for minor items, repairs and maintenance are charged to operations as incurred.  Any gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Revenue Recognition

Revenue is recognized when all of the following conditions are satisfied:   (1) there is persuasive evidence of an arrangement; (2) the service or product has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is reasonably assured.  Amounts billed and/or collected prior to satisfying our revenue recognition policy are reflected as customer deposits.

Basic and Diluted Loss Per Share

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128 “Earnings per Share” (“SFAS 128”), which requires the presentation of basic and diluted earnings per share.  Basic earnings per share reflects the actual weighted average of shares issued and outstanding during the period.  Diluted earnings per share are computed including the number of additional shares that would have been outstanding if dilutive potential shares had been issued. In a loss year, the calculation for basic and diluted earnings per share is considered to be the same, as the impact of potential common shares is anti-dilutive.

As of June 30, 2009, there were 35,220,000 stock options outstanding that could dilute future earnings.

WINDTAMER CORPORATION
(A Development Stage Company)
Notes To The Financial Statements
Six-Month Period Ended June 30, 2009
(Unaudited)

Recent Accounting Pronouncements

In April 2009, the FASB staff issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP No. FAS 107-1 and APB 28-1”). This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements. This FSP also amends Accounting Principles Board Opinion No. 28, Interim Financial Reporting, to require these disclosures in all interim financial statements.  The provisions of FSP No. FAS 107-1 and APB 28-1 became effective on April 1, 2009, are being applied prospectively beginning in the second quarter of 2009 and did not have a material impact on the Company’s consolidated financial statements.  See “Fair Value of Financial Instruments” included in “Note 1 for the related disclosure.

In May 2009, the FASB issued Statement No. 165, Subsequent Events (“FAS 165”). The provisions of FAS 165 set forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may have occurred for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The provisions of FAS 165 became effective for the Company on April 1, 2009, are being applied prospectively beginning in the second quarter of 2009 and did not have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 168, The FASB Accounting Standard Codification and the Hierarchy of the Generally Accepted Accounting Principles — a replacement of SFAS No. 162 (SFAS 168), to become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by nongovernmental entities. SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. We do not believe the adoption of SFAS 168 will have a material impact on our consolidated financial statements.

Fair Value of Financial Instruments

The carrying amount of cash stock subscriptions receivable, accounts payable, customer deposits and accrued expenses are reasonable estimates of their fair value due to their short maturity.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Note 2 - Going Concern

The financial statements have been prepared assuming that WindTamer Corporation will continue as a going concern.  The Company is in a development stage and has had no revenue.  The lack of sales and recurring losses from operations raise substantial doubt about the Company’s ability to continue as a going concern.  Continuation of the Company is dependent on achieving sufficiently profitable operations and additional financing.  The Company completed a private placement of its common stock in July 2008 in which it raised gross proceeds of $977,000 and in the first and second quarters of 2009 the Company conducted a private placement, which resulted in proceeds of $636,000 as of June 30, 2009.  The Company plans to launch the commercialization of its products utilizing its current working capital, future private placement proceeds, if necessary, and by outsourcing the manufacturing function and working with regional distributors during 2009.  There can be no assurance that any revenue from operations will be sufficient.  In the event it is not sufficient, the Company will need to raise additional capital.  There can be no assurance that the Company will be successful in raising additional capital.

Note 3 – Stockholders’ Equity

During the six months ended June 30, 2009, the Company sold 636,000 shares of common stock for a price of $1 per share, resulting in net proceeds of $619,656 after $16,344 of related costs associated with the private placement that were treated as a reduction to Additional Paid-In Capital.  The subscription receivable of $50,000 related to a 2009 sale of shares was collected during July 2009.

WINDTAMER CORPORATION
(A Development Stage Company)
Notes To The Financial Statements
Six-Month Period Ended June 30, 2009
(Unaudited)

During the six months ended June 30, 2009, 300,000 shares vested, which were issued in accordance with the consulting agreement discussed further in Note 5.

Note 4 – Stock Option Grants

For the six months ended June 30, 2009, the Company recorded compensation costs for options and shares granted amounting to $750,022.  The impact of this expense was to increase basic and diluted net loss per share from $.01 to $.02 for the six months ended June 30, 2009.

Management has valued the options at their date of grant utilizing the Black-Scholes Option Pricing Model.  The following weighted-average assumptions were utilized in the fair value calculations for options granted:

	Six Months Ended	Six Months Ended
	June 30, 2009	June 30, 2008

Expected dividend yield	0%	N/A
Expected stock price volatility	40% - 50%	N/A
Risk-free interest rate	1.46 - 2.90%	N/A
Expected life of options	3 - 10 years	N/A

The following table summarizes the status of the Company’s aggregate stock options granted:

	Number of Shares Remaining Options	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at January 1, 2009	34,200,000	$.05

Options granted	1,020,000	$1.00

Outstanding at June 30, 2009	35,220,000	$.08	1.9 years	$32,490,000

Exercisable at June 30, 2009	34,110,000	$.06	1.7 years	$31,920,000

The weighted average fair value of options granted during the six months ended June 30, 2009 was approximately $.54.  No options were exercised during the six months ended June 30, 2009.

The following table summarizes the status of the Company’s aggregate non-vested shares granted:

Non-vested Shares	Number of Non-vested Shares	Weighted Average Fair Value at Grant Date
Non-vested at December 31, 2008	300,000	$.05
Vested	(300,000)	$1.00
Non-vested at June 30, 2009	0	-

As of June 30, 2009, the unrecognized compensation cost related to non-vested share based compensation arrangements granted under the plan was approximately $116,706.  These costs are expected to be recognized during 2009.

WINDTAMER CORPORATION
(A Development Stage Company)
Notes To The Financial Statements
Six-Month Period Ended June 30, 2009
(Unaudited)

Note 5 – Consulting Agreement

In October 2008, the Company entered into an agreement with an individual to provide management consulting services through September 30, 2009.  As compensation, the Company would pay $1,000 for each full week during the term.  The Company also entered into a Stock Award Agreement with this individual on the same date.  The consultant received one million shares of common stock, vesting according to a schedule.  The Company is valuing the stock on each vesting date using the fair market value of the common stock in accordance with EITF 96-18.  The fair value of the equity instrument is recognized as an expense over the period the related service is performed in accordance to EITF 00-18.  The Company issued 100,000 shares of common stock to the consultant upon signing the consulting agreement and 600,000 shares vested from the date of the agreement to December 31, 2008 upon the satisfaction of other performance criteria.  During the year ended December 31, 2008, the Company recognized $35,000 of stock based compensation related to this award.  The Company issued the final 300,000 shares of common stock to the consultant upon meeting performance criteria in the first quarter of 2009 and recognized $300,000 of stock based compensation during the six months ended June 30, 2009.

Note 6 – Related Party Transactions

Certain services were provided to the Company by immediate family members of an officer/ shareholder of the Company.  These services amounted to $102,471 for the six months ended June 30, 2009.

Note 7 – Commitments and Contingencies

The Company entered into an agreement with Alternative Wind Resources, LLC ("AWR") to produce a 15kWh prototype wind turbine unit by May 30, 2009 in which AWR agreed to reimburse the Company for engineering and materials costs for development of this larger prototype unit.  The customer also agreed to provide the Company with a purchase order for one thousand (1,000) 15kWh units within one year after delivery of the prototype. As of June 30, 2009 the prototype has not been completed or delivered to AWR.  The customer provided a $50,000 deposit for the orders, but has not yet provided, and may never provide, the purchase order.  The agreement also grants AWR the exclusive right to purchase all 15kWh and larger wind turbine units for wind farm and industrial uses and development.  On April 29, 2009 the Company also granted the customer an option for 60 days to enter into an exclusive license agreement with the Company for 50 years for the sale of the Company’s 15kWh wind turbines and larger upon the payment of a $6.0 million license fee.  The option was subject to extension if the due diligence provided to the customer by the Company was not reasonably acceptable.  AWR paid a $10,000 fee for the option.  The payment from AWR, aggregating $60,000 have been included in customer deposits.

The Company filed its New York State corporate income tax return during July 2009, and anticipates a refund in the amount of $31,217 upon approval by state tax authorities. This refund will be recorded when received by the Company.

Note 8 – Subsequent Events

In July 2009 the Company completed the private placement of its common stock commenced in the first quarter of 2009, in which it raised additional proceeds of $105,000, after June 30, 2009.

In July 2009 the Company granted 535,000 and 315,000 stock option awards to consultants and employees respectively.  All options have an exercise price of $1.00 and are set to vest in one year and expire in five years.

Stock option award grantees exercised 16,660,000 options during July 2009.  The exercise price for all options exercised was $0.05 resulting in proceeds of $833,000.

On August 20, 2009, the Company entered into a lease for its current office space in Geneseo, New York for $1,400 per month which will commence on November 1, 2009 and is scheduled to expire October 31, 2011.

On August 21, 2009 Chief Operating Officer John Schwartz resigned from his position and as an employee of the Company.  Mr. Schwartz held an option to purchase 1,000,000 shares of common stock at $1.00 per share under the 2008 Equity Incentive Plan.  At the time of his resignation, Mr. Schwartz was vested in 50% of the stock option award.  Under the terms of the stock option award agreement, he has 120 days from the effective date of his resignation to exercise those vested stock options.  After that time, the unexercised options will expire.  The unvested stock options under the stock option award were forfeited due to his resignation.

On September 10, 2009, the Company received a letter from counsel to AWR purporting to terminate the March 2009 agreement and the April 2009 option described above in Note 7, and demanding the return of $60,000 provided to the Company.

These financial statements have not been updated for subsequent events occurring after September 16, 2009 which is the date these financial statements were available to be issued.

Note 9 - Restatement

Subsequent to the original issuance of the financial statements it was determined that disclosures related to the AWR contract were not fully presented. These financial statements have been restated to properly present the terms and manner of the AWR payment.

There were no changes to the balance sheet, earnings, statement of cash flows, or equity of the company as a result of these restatements.

THE END

9,500,000 Shares of Common Stock

WINDTAMER CORPORATION

PROSPECTUS

The date of this Prospectus is _____________, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following sets forth the estimated expenses payable in connection with the preparation and filing of this Registration Statement:

Securities and Exchange Commission Registration Fee	$530.10
Accounting Fees and Expenses	$24,918.00
Legal Fees and Expenses	$73,603.00
Printing and Miscellaneous Expenses	$5,853.00
Total	$104,904.10

Item 14. Indemnification of Directors and Officers

Our Amended and Restated Bylaws, provide that we will, to the fullest extent permitted by the New York Business Corporation Law, – hereinafter referred to as the “NYBCL” – indemnify all persons whom we have the power to indemnify from and against all expenses, liabilities, or other matters.

Paragraph 9 of the Company’s Certificate of Incorporation, as amended, provides in part as follows:

“A director of the Corporation shall not be liable to the Corporation or its shareholders for damages for any breach of duty in such capacity except for: (i) liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled or that the director’s acts violated BCL Section 719; or (ii) liability for any act or omission prior to the adoption of this provision.”

Section 719 of the NYBCL provides that a director may be liable for voting or concurring in the following corporate actions; (a) an illegal dividend; (b) a repurchase of stock not authorized by New York law; (c) the distribution of assets to shareholders in a dissolution without adequately providing for known liabilities of the corporation; and (d) a loan to any director unless the loan is authorized by a vote of shareholders.

Section 721 of the NYBCL  provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of (1) a threatened or pending action which is settled or otherwise disposed of, or (2) any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and Section 723 of the NYBCL. Section 725 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes a corporation to purchase and maintain insurance to indemnify (1) a corporation for any obligation that it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by a corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and therefore, is unenforceable.

Item 15. Recent Sales of Unregistered Securities During the Past 3 Years

From December 2007 through July 2008, we conducted a private placement of 19,540,000 shares of our common stock to approximately 90 investors at a price of $0.05 per share for a total consideration of $977,000 (after giving effect to our 20-for-1 stock split on November 25, 2008). The private offering was made in reliance on the exemption from registration provided in Section 3(b) of the Securities Act of 1933 (“Securities Act”) and Rule 504 of Regulation D thereunder. No commission or other remuneration was paid in connection with such transactions, and no underwriter participated. All the investors were previously known to Mr. Brock and/or service providers to the Company. The shares sold in the offering are restricted from resale and purchased for investment purposes only.

On November 6, 2008, we issued 100,000 shares of restricted common stock to John Schwartz, under a consulting agreement with the Company and under our 2008 Equity Incentive Plan   upon the vesting of a portion of a stock award dated November 6, 2008.  Mr. Schwartz was retained as a consultant to the Company due to his expertise in business management and operations in connection with manufacturing and machining operations.  His services were primarily: review and analysis of operations and operational structure and strategies; development of turbine manufacturing, supply and assembly logistics; the preparation of alternative energy state grant applications; and assistance in presentations and meetings with potential customers. On December 31, 2008 and January 27, 2009, we issued to Mr. Schwartz an additional 600,000 and 300,000 shares, respectively upon the vesting of additional shares under the November 6, 2008 stock award. The issuances of the shares are exempt under SEC Rule 701, as a contract relating to compensation. The shares issued are restricted from resale and were acquired for investment purposes only.

In July 2008 and November 2008, we granted options to purchase a total of 32,000,000 shares of our common stock at $.05 per share to three consultants, Michael Hughes, Peter Kolokouris and Charles LaLoggia.  To the extent these option grants constituted a sale of securities, the transactions were exempt from registration under Sections 4(2) and 4(6) of the Securities Act.  The options were granted in transactions not involving a public offering and only to accredited investors.  These consultants are accredited investors under the Securities Act, were knowledgeable about the Company’s operations and financial condition and had access to such information. The transactions did not involve any form of general solicitation. The options are restricted from resale and were acquired for investment purposes only.  The options were granted as incentive for the consultants to continue to provide services to the Company in the future, although they have no obligation to do so.

On December 22, 2008, the Company issued to each of Ronald J. Reding and Bruce C. Caruana, consultants to the Company, 200,000 shares of our common stock at a price of $0.05 per share pursuant to options exercised by them under our 2008 Equity Incentive Plan. Messrs. Reding and Caruana provided consulting services to the Company in connection with the development and manufacturing of wind turbine prototypes and logistics related thereto from May 2008 to the present.  They are principals in a company named Breed Enterprises, Inc., a machine tooling shop.  The shares were issued in transactions not involving a public offering and exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The purchasers are accredited investors under the Securities Act, were knowledgeable about the Company’s operations and financial condition and had access to such information. The sales did not involve any form of general solicitation. The shares issued are restricted from resale and were acquired for investment purposes only.

Between February 2 and July 14, 2009, the Company issued 741,000 shares of common stock to forty-eight purchasers in connection with a private placement of the Company’s common stock.  The shares were sold at a price of $1.00 per share for aggregate proceeds of $741,000.  The shares of our common stock issued in the private placement, were exempt from registration under the Securities Act pursuant to Section 3(b) and Rule 505 of Regulation D thereunder.  Fifteen of the purchasers were accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.  No more than thirty-five of the purchasers were non-accredited.  The shares issued are restricted from resale and were acquired for investment purposes only.  The sales did not involve any form of general solicitation.

On July 15, 2009, we issued 16,660,000 shares of common stock to the selling shareholders listed in this prospectus, upon the exercise of vested stock options, at the exercise price of $0.05 per share, for total proceeds of $833,000.  The transactions were exempt from registration under Sections 4(2) and 4(6) of the Securities Act.  The shares were issued in transactions not involving a public offering and only to accredited investors.  These option holders consultants are accredited investors under the Securities Act, were knowledgeable about the Company’s operations and financial condition and had access to such information. The transactions did not involve any form of general solicitation. The shares issued upon exercise of the options are restricted from resale and were acquired for investment purposes only.

Item 16. Exhibits and Financial Statements

The following documents are filed as part of this report:

(a)	The following financial statements beginning at page F-1:

1.	Reports of Independent Registered Public Accounting Firm — Rotenberg & Co., LLP
2.	Balance Sheets
3.	Statements of Operations
4.	Statements of Stockholders’ Equity
5.	Statements of Cash Flows
6.	Notes to Financial Statements

 (c)          Exhibits. Upon written or oral request, we shall provide, at no cost, each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the reports or documents that are herein incorporated by reference, that are contained in the registration statement but not delivered herewith. Such a request shall be made to WindTamer Corporation, 6053 Ely Avenue, Livonia, New York  14487, Attention: Corporate Secretary.

Exhibit Number		Title of Document

3.1
Restated Certificate of Incorporation of WindTamer Corporation, dated November 25, 2008 (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form 10 of WindTamer Corporation dated November 26, 2008 (File No. 000-53510)).

3.2
Amended and Restated By-Laws of WindTamer Corporation, dated October 28, 2008 (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 10 of WindTamer Corporation dated November 26, 2008 (File No. 000-53510)).

3.3
Certificate of Correction of the Restated Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of WindTamer Corporation dated April 30, 2009 (File No. 000-53510).

4.1		Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form 10 of WindTamer Corporation dated November 26, 2008 (File No. 000-53510)).

5.1		Legal Opinion of Woods Oviatt Gilman LLP (incorporated herein by reference to Exhibit 5.1 to the Registration Statement on Form S-1 of WindTamer Corporation dated July 16, 2009 (File No. 333-157304)).

10.1
Form of July 10, 2008 Stock Option Agreement with Consultants, as amended November 19, 2008 (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form 10 of WindTamer Corporation dated November 26, 2008 (File No. 000-53510)).

10.2	*
WindTamer Corporation 2008 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form 10 of WindTamer Corporation dated November 26, 2008 (File No. 000-53510)).

10.3
Consulting Agreement between WindTamer Corporation and John Schwartz, dated October 30, 2008 (incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form 10 of WindTamer Corporation dated November 26, 2008 (File No. 000-53510)).

10.4
Stock Award Agreement between WindTamer Corporation and John Schwartz, dated November 6, 2008, as amended, December 30, 2008 (incorporated herein by reference to Exhibit 10.4 to the Annual Report on Form 10-K of WindTamer Corporation dated February 13, 2009 (File No. 000-53510)).

10.5	*
Form of Stock Option Agreement with Non-Employee Directors under 2008 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form 10 of WindTamer Corporation dated November 26, 2008 (File No. 000-53510)).

10.6
Form of November 19, 2008 Stock Option Agreement with Consultants (incorporated herein by reference to Exhibit 10.6 to the Registration Statement on Form 10 of WindTamer Corporation dated November 26, 2008 (File No. 000-53510)).

10.7
Patent Assignment dated June 4, 2002 by and between Gerald E. Brock et al., and Future Energy Solutions Inc. (n/k/a WindTamer Corporation)   (incorporated herein by reference to Exhibit 10.7 to the Annual Report on Form 10-K/A of WindTamer Corporation dated March 30, 2009 (File No. 000-53510)).

10.8
Agreement between Alternative Wind Resources, LLC and WindTamer Corporation, dated March 7, 2009 (incorporated by reference to Exhibit 10-1 of the Current Report on Form 8-K filed by WindTamer Corporation dated March 12, 2009 (File No. 000-53510)).

10.9
Form of Assignment of Stock Options Agreement dated November 2008, by and between certain non-employee consultants of WindTamer Corporation and the certain assignees (incorporated by reference herein to Exhibit 10.9 to the Registration Statement on Form S-1 of WindTamer Corporation dated May 4, 2009 (File No. 333-157304)).

10.10
Agreement for Limited Research by and between Clarkson University and Future Energy Systems, Inc. (n/k/a WindTamer Corporation) dated July 1, 2008 (incorporated by reference herein to Exhibit 10.10 to the Registration Statement on Form S-1 of WindTamer Corporation dated July 16, 2009 (File No. 333-157304)).

10.11
Agreement for Limited Research by and between Clarkson University and Future Energy Systems, Inc. (n/k/a WindTamer Corporation) dated January 15, 2009 (incorporated by reference herein to Exhibit 10.11 to the Registration Statement on Form S-1 of WindTamer Corporation dated July 16, 2009 (File No. 333-157304)).

10.12
Consulting Agreement between WindTamer Corporation and Patricia Cole dated February 12, 2009 (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by WindTamer Corporation dated April 30, 2009 (File No. 000-53510)).

10.13
Termination and Release between WindTamer Corporation and Patricia Cole dated April 24, 2009 (incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by WindTamer Corporation dated April 30, 2009 (File No. 000-53510)).

10.14
Agreement for Limited Research by and between Clarkson University and WindTamer Corporation dated May 18, 2009 (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by WindTamer Corporation dated May 22, 2009 (File No. 000-53510)).

10.15
Form of WindTamer Corporation Stock Option Award Agreement with employees/consultants under 2008 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.15 to the Registration Statement on Form S-1 of WindTamer Corporation dated July 16, 2009 (File No. 333-157304)).

10.17
Form of Lock-Up Agreement with Eugene R. Henn, George Naselaris, and Anthony C. Romano Jr., each dated as of July 10, 2009 (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by WindTamer Corporation dated July 15, 2009 (File No. 000-53510)).

10.17
Lock-Up Agreement with Gerald E. Brock dated as of July 10, 2009 (incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by WindTamer Corporation dated July 16, 2009 (File No. 000-53510)).

10.18
Lock-Up Agreement with John Schwartz dated as of July 10, 2009 (incorporated herein by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by WindTamer Corporation dated July 16, 2009 (File No. 000-53510)).

10.19
Lock-Up Agreement with Jesse Brock dated as of July 10, 2009 (incorporated herein by reference to Exhibit 10.4 of the Current Report on Form 8-K filed by WindTamer Corporation dated July 16, 2009 (File No. 000-53510)).

10.20	*
Employment Agreement between WindTamer Corporation and Gerald Brock effective as of July 14, 2009 (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by WindTamer Corporation dated July 16, 2009 (File No. 000-53510)).

10.21
Option Agreement entered into as of July 10, 2008 by and among Future Energy Solutions, Inc. (n/k/a WindTamer Corporation) and each of Peter Kolokouris, Michael Hughes, and Charles LaLoggia (incorporated by reference herein to Exhibit 10.21 to the Registration Statement on Form S-1 of WindTamer Corporation dated July 16, 2009 (File No. 333-157304)).

10.22
Agreement for Limited Research between WindTamer Corporation and Clarkson University dated August 18, 2009 (incorporated by reference herein to Exhibit 10.1 to the Current Report on Form 8-K filed by WindTamer Corporation dated August 21, 2009 (File No. 000-53510)).

10.23
Lease Agreement between WindTamer Corporation and Court Street Complex, LLC dated August 20, 2009 (incorporated by reference herein to Exhibit 10.2 to the Current Report on Form 8-K filed by WindTamer Corporation dated August 21, 2009 (File No. 000-53510)).

10.24	Option Agreement between WindTamer Corporation and Alternative Wind Resources, LLC, dated April 29, 2009.

21	Subsidiaries of Registrant

23.1	Consent of Rotenberg & Co., LLP

23.2	Consent of Woods Oviatt Gilman LLP (contained in Exhibit 5.1).

24	Power of Attorney (incorporated by reference herein to Exhibit 24 to the Registration Statement on Form S-1 of WindTamer Corporation dated March 30, 2009 (File No. 333-157304)).

*           Management contract or compensatory plan or arrangement.

The public may read and copy and materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800- SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The URL for the SEC site is www.sec.gov ..

Item 17. Undertakings.

 (a)          The undersigned registrant hereby undertakes:

 1.          to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 i.           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 ii.          to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

 iii.         to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, That:

A.              Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; and

B.               Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if this Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

C.               Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

2.           that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registration is relying on Rule 430B:

(A)         Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the prospectus was deemed part of and included in this Registration Statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  ..      6.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of each issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of New York, on the 16th day of September, 2009.

WINDTAMER CORPORATION

By:	/s/ Gerald E. Brock
Gerald E. Brock
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gerald E. Brock	Chief Executive Officer, Chief Financial Officer and Chairman	September 16, 2009
Gerald E. Brock	(principal executive officer and principal financial and accounting officer)

*	Director	September 16, 2009
Eugene R. Henn

*	Director	September 16, 2009
George Naselaris

*	Director	September 16, 2009
Anthony C. Romano, Jr.

* By: /s/ Gerald E. Brock
Gerald E Brock, Attorney-in-fact